UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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QUICKSILVER RESOURCES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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QUICKSILVER RESOURCES INC.
777 West Rosedale Street, Suite 300
Fort Worth, Texas 76104
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

When is the annual meeting?	•	9:00 a.m. Central Daylight Time, May 23, 2006.

Where is the annual meeting held?	•	Fort Worth Club 306 West 7th Street Fort Worth, Texas 76102

What are the items of business?	•	Elect three directors, Glenn Darden, James A. Hughes and W. Yandell Rogers, III.

	•	Ratify the appointment of Deloitte & Touche LLP as Quicksilver’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

	•	Approve Quicksilver’s Amended and Restated Certificate of Incorporation.

	•	Approve Quicksilver’s 2006 Equity Plan.

	•	Transact such other business as may properly come before the meeting, and any adjournment or postponement thereof.

Who can vote?	•	You can vote if you were a stockholder of record on March 31, 2006. Your shares can be voted at the meeting only if you are present or represented by a valid proxy. Whether or not you plan to attend the annual meeting, Quicksilver encourages you to vote by proxy at your earliest convenience.

How can I vote?	•	Your vote is important. Please vote in one of the following ways:

		—	By mail — mark, sign, date and promptly return the enclosed proxy card in the pre-addressed, postage-paid envelope; or

		—	In person — submit a ballot at the annual meeting on May 23, 2006.
John C. Cirone
Senior Vice President, General Counsel and Secretary
April 7, 2006

i

(continued)

-ii-

QUICKSILVER RESOURCES INC.
777 West Rosedale Street, Suite 300
Fort Worth, Texas 76104
PROXY STATEMENT
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of this proxy statement?
     The purpose of this proxy statement is to provide information regarding matters to be voted on at the annual meeting of stockholders of Quicksilver Resources Inc. to be held in 2006. Additionally, it contains certain information that the Securities and Exchange Commission and the New York Stock Exchange require Quicksilver to provide annually to its stockholders. The proxy statement is also the document used by Quicksilver’s Board of Directors to solicit proxies to be used at the annual meeting. Quicksilver pays the costs of soliciting proxies. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the meeting.
When is the proxy statement being mailed?
     This proxy statement is first being mailed to Quicksilver’s stockholders on or about April 7, 2006.
Who is entitled to vote on the matters discussed in this proxy statement?
     You are entitled to vote if you were a stockholder of record of Quicksilver common stock as of the close of business on March 31, 2006. Your shares can be voted at the meeting only if you are present or represented by a valid proxy. If your shares are held in street name, you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the annual meeting.
How can I vote?
     You can vote in person by completing a ballot at the annual meeting, or you can vote prior to the meeting by proxy. Whether or not you plan to attend the annual meeting, Quicksilver encourages you to vote by proxy at your earliest convenience. You may vote by proxy by mail as discussed below.
How do I vote by proxy?
     If you choose to vote your shares by proxy, mark the proxy card, date and sign it, and return it to the Secretary of Quicksilver in the pre-addressed, postage-paid envelope provided. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted as recommended by the Board. If you mail the proxy card, but fail to sign it, your vote cannot be counted.
Can employees who participate in Quicksilver’s 401(k) Plan vote?
     Participants can instruct Reliance Trust Company, the trustee for Quicksilver’s 401(k) Plan, how to vote their shares held in the 401(k) Plan. To do so, you must sign and return your voting instruction card. If cards representing shares held in the 401(k) Plan are not returned, those shares will be voted in proportion to the manner in which shares held in the 401(k) Plan for which voting instructions are received are voted.

Can I change my mind after I vote?
     If you vote by proxy, you can revoke that proxy at any time before it is voted at the annual meeting. You can do this by:
•	signing another proxy card with a later date and returning it prior to the annual meeting; or

•	attending the annual meeting in person and casting a ballot.
What constitutes a quorum for the annual meeting?
     A majority of Quicksilver common stock entitled to vote must be present, either in person or by proxy, in order to constitute a quorum necessary to conduct the annual meeting. Abstentions and “broker non-votes” (which are shares with respect to which the broker or nominee is not authorized to vote on a proposal) will be counted for purposes of determining whether a quorum is present at the meeting.
How many votes are required to elect the director nominees?
     Directors are elected by a plurality of the votes present in person or by proxy entitled to vote, which means that the three nominees who receive the highest number of properly executed votes will be elected as directors. Abstentions and broker non-votes will not have any effect on the outcome of the election of directors.
How many votes are required to approve the other matters to be voted on?
     The affirmative vote of a majority of the shares entitled to vote at the annual meeting is needed to approve Quicksilver’s Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will have the effect of a vote against this proposal.
     The affirmative vote of a majority of the shares voted, either in person or by proxy, at the annual meeting is needed to approve (i) the ratification of the appointment of Deloitte & Touche LLP as Quicksilver’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and (ii) Quicksilver’s 2006 Equity Plan. Abstentions and broker non-votes will not have any effect on the outcome of the vote on these matters.
How many votes am I entitled to per share?
     Each share of Quicksilver common stock that you held on March 31, 2006 entitles you to one vote at the annual meeting. At the close of business on March 31, 2006, there were a total of 76,411,651 shares of Quicksilver common stock outstanding that are entitled to vote at the annual meeting.

CORPORATE GOVERNANCE MATTERS
The Board of Directors
     At the date of this proxy statement, the Board consists of seven members, four of whom are non-employee directors. Quicksilver’s Certificate of Incorporation provides that the Board will have not less than three nor more than nine members as fixed from time-to-time by vote of a majority of the entire Board. A majority of the entire Board has fixed the number of directors at eight. Fewer nominees are named than required to satisfy the number of directors fixed by the Board. A vacancy on the Board occurred when D. Randall Kent retired at the annual meeting of stockholders held in 2005. Quicksilver has no current plan to fill this vacancy, but may elect another director to fill it. Proxies cannot be voted for a greater number of persons than the number of nominees named.
     The Board is currently divided into three classes with three-year terms. The terms are staggered so that the term of one class expires at each annual meeting of Quicksilver’s stockholders. Three director nominees have been nominated for election at the annual meeting to serve for a three-year term expiring at the annual meeting of Quicksilver’s stockholders in 2009.
     The age, principal occupation and certain other information for each director nominee and other directors serving unexpired terms are set forth below:
     Nominees for election at this meeting to a term expiring in 2009:
•	Glenn Darden, 50, has served on the Board since December 1997. Prior to that time, he served with Mercury Exploration Company for 18 years, and for the last five of those 18 years was the Executive Vice President of Mercury. Prior to working for Mercury Exploration Company, Mr. Darden worked as a geologist for Mitchell Energy Company LP (subsequently merged with Devon Energy). Mr. Darden became a director and Vice President of MSR Exploration Ltd. on March 7, 1997, and was named President and Chief Operating Officer of MSR Exploration on March 4, 1999. Mr. Darden became Quicksilver’s Chief Executive Officer in November 1999.

•	James A. Hughes, 43, has been an executive of Priest River Ltd., a privately owned holding company, since 2003. Mr. Hughes served as a director of Quicksilver from 2001 through 2004 and again since March 2005. He served as President and Chief Operating Officer of Enron Global Assets, an international energy infrastructure company, from 1994 until 2003.

•	W. Yandell Rogers, III, 43, has served as Chief Executive Officer of Priest River Ltd. and Lewiston Atlas Ltd., each a privately owned holding company, since 2002. Mr. Rogers has served as a director of Quicksilver since 1999. He was Chief Executive Officer of Ridgway’s, Inc., a provider of reprographics to the engineering and construction industries, from 1997 until 2002.
     Directors whose terms expire in 2007:
•	Anne Darden Self, 48, has served on the Board since September 1999, and became Quicksilver’s Vice President—Human Resources in July 2000. She is also currently President of Mercury Exploration Company, where she has worked since 1992. From 1988 to 1991, she was with Banc PLUS Savings Association in Houston, Texas. She was employed as Marketing Director and then spent three years as Vice President of Human Resources. She worked from 1987 to 1988 as an Account Executive for NW Ayer Advertising Agency. Prior to 1987, she spent several years in real estate management.

•	Steven M. Morris, 54, has served as President of Morris & Company, a private investment firm, since 1992. He is a Certified Public Accountant and has been a director of Quicksilver since 1999.

     Directors whose terms expire in 2008:
•	Thomas F. Darden, 52, has served on the Board since 1997. He also served at that time as President of Mercury Exploration Company. During his term as President of Mercury Exploration, Mercury Exploration developed and acquired interests in over 1,200 producing wells in Michigan, Indiana, Kentucky, Wyoming, Montana, New Mexico and Texas. Prior to joining Quicksilver, Mr. Darden was employed by Mercury Exploration or its parent corporation, Mercury Production Company, for 22 years. He became a director and the President of MSR Exploration Ltd. on March 7, 1997. On January 1, 1998, he was named Chairman of the Board and Chief Executive Officer of MSR Exploration. He was elected Quicksilver’s President when Quicksilver was formed and then Chairman of the Board and Chief Executive Officer on March 4, 1999, the date Quicksilver acquired MSR Exploration. He served as Quicksilver’s Chief Executive Officer until November 1999.

•	Mark J. Warner, 42, has been Director of Corporate Development of Point One, a telecommunications company, since April 2004. He served as Senior Vice President of Growth Capital Partners, L.P., an investment banking firm, from 2000 until 2004. From 1995 until 2000, he was Director of Domestic Energy Finance at Enron Corporation, an energy trading company. Mr. Warner has served as a director of Quicksilver since 1999.
Family Relationship Between Directors
     Thomas F. Darden, Glenn Darden and Anne Darden Self are siblings.
Independent Directors
     An important component of a strong company is an independent Board that is accountable to Quicksilver and its stockholders. Quicksilver’s Board has been comprised of a majority of independent directors since 1999. On March 8, 2005, the Board revised its existing independence standards to, among other things, reflect the revised independence considerations set forth in the current listing standards of the NYSE. The categorical independence standards for directors adopted by the Board are attached to this proxy statement as Appendix A.
     Pursuant to Quicksilver’s Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2006. As a result of this review, the Board determined that each of Messrs. James A. Hughes, Steven M. Morris, W. Yandell Rogers, III and Mark J. Warner satisfies Quicksilver’s categorical independence standards and further determined that each of them is independent of Quicksilver and its management within the meaning of the NYSE’s listing standards.
Corporate Governance Principles, Processes and Code of Business Conduct and Ethics
     You may find the full texts of Quicksilver’s Corporate Governance Guidelines and the Code of Business Conduct and Ethics, as well as the charters for each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, in the Corporate Governance section of Quicksilver’s website (http://www.qrinc.com/html/corporate.htm) or submit a written request for a copy of any of these documents by writing to Quicksilver’s Investor Relations Department at 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104. Quicksilver intends to post any waivers of its Code of Business Conduct and Ethics with respect to its directors or executive officers at this location on its website.
Committees of the Board
     The Board has standing Audit, Nominating and Corporate Governance, and Compensation Committees, each of which is composed solely of independent directors. Messrs. Hughes, Morris, Rogers, and Warner serve on each of these Committees.

     Audit Committee. The purposes of the Audit Committee are to:
•	Oversee management’s conduct of Quicksilver’s financial reporting process and systems of internal accounting and financial controls to assist in the Board’s oversight over: (i) the integrity of Quicksilver’s financial statements; (ii) Quicksilver’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualification and independence; and (iv) the performance of Quicksilver’s internal audit function and independent registered public accounting firm;

•	Select, determine the compensation of, and monitor the independence and performance of Quicksilver’s independent registered public accounting firm;

•	Select, determine the compensation of, and monitor the performance of Quicksilver’s Director of Internal Audit;

•	Provide an avenue of communication among the independent registered public accounting firm, management and the Board; and

•	Prepare the report that the SEC rules require be included in Quicksilver’s annual proxy statement.
     The Audit Committee met eight times during fiscal 2005. The Board has determined that (i) each of Messrs. Hughes, Morris, Rogers and Warner meets the additional audit committee independence criteria specified in SEC rules and the NYSE’s listing standards; (ii) each of Messrs. Hughes, Morris, Rogers and Warner has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements; (iii) each of Messrs. Hughes, Morris, Rogers and Warner has accounting or related financial management expertise; and (iv) Mr. Morris, the Chair of the Audit Committee, is an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K.
     Nominating and Corporate Governance Committee. The purposes of the Nominating and Corporate Governance Committee, also referred to as the NCG Committee, are to:
•	Identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	Recommend director nominees for each annual meeting of Quicksilver’s stockholders;

•	Develop and recommend to the Board a set of corporate governance guidelines applicable to Quicksilver; and

•	Oversee the evaluation of the Board and management.
     The NCG Committee met four times during fiscal 2005. In February 2006, the NCG Committee recommended to the Board that Messrs. G. Darden, Hughes and Rogers be nominated to serve as directors for a term ending on the date of the 2009 annual meeting.
     The NCG Committee has implemented a board education program designed to familiarize members of the Board with their responsibilities in their capacities as such.
     In considering candidates for nomination at annual meetings of stockholders, the NCG Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. In the event of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board or not to re-nominate an incumbent director, the NCG Committee will identify and evaluate potential candidates for recommendation to the Board for nomination. The NCG Committee will solicit recommendations for candidates for nomination from the NCG Committee members, the Board, management and other persons that the NCG Committee believes are likely to be familiar with qualified candidates. The NCG Committee may also engage a professional search firm to assist in identifying qualified candidates.
     In considering nominees for election as directors, the NCG Committee takes into consideration the following criteria:
•	Personal and professional qualities, characteristics, attributes, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which Quicksilver does business and in its industry or other industries relevant to its business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•	Skills and personality and how they fit with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Quicksilver; and

•	Diversity of viewpoints, background, experience and other demographics versus those of other directors and potential directors.
     The NCG Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management directors and independent directors, the need for Audit Committee expertise and its evaluations of other candidates.
     Stockholder Recommendations for Nomination of Directors. The NCG Committee will consider nominees for directors recommended by stockholders of Quicksilver and will evaluate such nominees using the same criteria used to evaluate director candidates otherwise identified by the NCG Committee. Stockholders wishing to make such recommendations should write to the Nominating and Corporate Governance Committee c/o John C. Cirone, Secretary, Quicksilver Resources Inc., 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104. Stockholder recommendations for nominees should be delivered for receipt not more than 90 days and not less than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided that in the event that the date of the meeting of stockholders is more than 30 days before or after such anniversary date, stockholder recommendations for nominees should be delivered for receipt not later than the close of business on the 15th day following the earlier of the day the notice was mailed or public disclosure of the meeting was made. Persons making submissions should include (i) the name and address of the recommended nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of shares of Quicksilver common stock owned by the nominee, and (iv) other information that would be required to be disclosed in a proxy statement under the SEC rules.
     Compensation Committee. The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of Quicksilver’s executives.
     The Compensation Committee’s responsibilities include:
•	Reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation;

•	Reviewing and approving annual and long-term performance goals and objectives for Quicksilver as they relate to compensation for the non-CEO executive officers and Quicksilver’s other employees;

•	Making recommendations to the Board with respect to non-CEO executive officer compensation and incentive compensation plans and equity-based plans that are subject to Board approval;

•	Granting options and awards under Quicksilver’s Amended and Restated 1999 Stock Option and Retention Stock Plan;

•	Establishing, in the Compensation Committee’s discretion, salary increase, bonus, option and other equity or non-equity based award pools to be allocated among Quicksilver’s non-executive officer employees, by one or more members of management; and

•	Publishing an annual Compensation Committee Report on executive officer compensation as required by the SEC to be included in Quicksilver’s annual proxy statement or annual report on Form 10-K filed with the SEC.
     The Compensation Committee met nine times during fiscal 2005.
Compensation of Directors
     Directors who are also employees of Quicksilver are not separately compensated for their services as directors. In 2005, each non-employee director received a fee of $120,000, with $35,000 of the fee paid in options to acquire Quicksilver common stock (granted on January 3, 2005), $25,000 of the fee paid in restricted stock (granted on May 17, 2005), and $60,000 of the fee paid in cash. Each of these equity awards was made under Quicksilver’s Amended and Restated 2004 Non-Employee Director Equity Plan.
     For 2006, each non-employee director will receive a fee of $120,000, with $60,000 of the fee paid in restricted stock (granted on January 3, 2006) and $60,000 of the fee paid in cash in quarterly installments at each regularly scheduled Board meeting (subject to elections by certain non-employee directors made in 2005 to receive restricted stock or options to acquire Quicksilver common stock in lieu of cash). Each of these equity awards was also made under Quicksilver’s Amended and Restated 2004 Non-Employee Director Equity Plan or, subject to stockholder approval, will be made under Quicksilver’s 2006 Equity Plan.
Presiding Director
     In May 2005, the Board elected James A. Hughes as Presiding Director, in accordance with the NYSE rules. Mr. Hughes’ primary responsibility is to preside over regularly scheduled sessions of Quicksilver’s non-management directors.
Communication With the Board
     Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors (or one or more named individuals), Quicksilver Resources Inc., 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104. Additionally, a stockholder or other interested party can contact the non-employee directors at (800) 826-6762, which number is also set forth in the Corporate Governance section of Quicksilver’s website (http://www.qrinc.com/html/corporate.htm).
Board, Committee and Annual Meetings
     The Board held 12 meetings during fiscal 2005. Each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served. All of the directors attended the annual meeting of Quicksilver’s stockholders in Fort Worth in May 2005. Under Quicksilver’s Corporate Governance Guidelines, each director is expected to dedicate adequate time, energy and attention to ensure the diligent performance of his or her duties, which includes attending meetings of the Board and committees of which he or she is a member.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL HOLDERS
     The following table presents information regarding the number of shares of Quicksilver common stock beneficially owned as of February 13, 2006, by each of Quicksilver’s directors, Quicksilver’s five most highly compensated executive officers, and all directors and executive officers of Quicksilver as a group. In addition, the table presents information about each person known to Quicksilver to beneficially own 5% or more of Quicksilver common stock. Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares. The percentage of beneficial ownership is calculated on the basis of 76,295,557 shares of Quicksilver common stock outstanding as of February 13, 2006.

	Beneficial Share Ownership
	Number	Percent of
Directors, Executive Officers and 5% Stockholders	of Shares	Outstanding Shares
Directors
Glenn Darden (1)(2)(3)	1,769,454	2.3%
Thomas F. Darden (1)(2)(3)(4)	1,838,939	2.4%
Anne Darden Self (1)(2)(3)	1,379,133	1.8%
James A. Hughes (3)	4,548	*
Steven M. Morris (3)	491,689	*
W. Yandell Rogers, III (3)	73,157	*
Mark J. Warner (3)	49,752	*

Executive Officers not Named Above
William S. Buckler (2)(3)	18,118	*
John C. Cirone (3)(4)	20,858	*
Jeff Cook (3)	322,376	*
Directors and executive officers as a group (13 persons)(1)(2)(3)(4)	5,602,425	7.3%

Holders of 5% or More Not Named Above
Mercury Production Company (5)(6)	13,117,935	17.2%
Mercury Exploration Company (5)(6)	13,113,435	17.2%
FMR Corp. (7)	9,766,379	12.8%
Quicksilver Energy, L.P. (6)(8)	9,092,583	11.9%
Pennsylvania Management, LLC (6)(8)	9,092,583	11.9%
Neuberger Berman Inc. (9)	7,944,173	10.4%
Capital Research and Management Company (10)	7,853,850	10.3%

*	Indicates less than 1%

(1)	Includes with respect to Messrs. G. Darden and T. Darden and Ms. Self 340,050, 399,330 and 285,600 shares, respectively, owned by family member trusts of which he or she is a trustee. Also includes as to each of Messrs. G. Darden and T. Darden and Ms. Self 172,500 shares held in a grantor retained annuity trust. Includes for all directors and executive officers as a group 512,490 shares held by the family member trusts and 517,500 shares held by the grantor retained annuity trusts. Does not include shares beneficially owned by Mercury Production Company, Mercury Exploration Company, Quicksilver Energy, L.P. (“QELP”) or Pennsylvania Management, LLC. See footnotes 5 and 6.

(2)	Includes with respect to each of the following individuals and the directors and executive officers as a group the following approximate numbers of shares represented by units in a Unitized Stock Fund held through Quicksilver’s 401(k) Plan: Mr. G. Darden — 3,112; Mr. T. Darden — 41,168; Ms. Self — 19,503; Mr. Buckler — 93; and all directors and executive officers as a group — 65,316.

(3)	Includes with respect to each of the following individuals and the directors and executive officers as a group, the following numbers of shares subject to options that will vest on or before April 14, 2006: Mr. G. Darden — 65,211; Mr. T. Darden — 65,211; Ms. Self — 31,049; Mr. Hughes — 2,456; Mr. Morris — 33,807; Mr. Rogers — 34,207; Mr. Warner — 33,807; Mr. Buckler - 4,200; Mr. Cirone — 9,013; Mr. Cook — 40,544; and all directors and executive officers as a group — 343,654.

(4)	Excludes as to Mr. T. Darden, Mr. Cirone and all directors and executive officers as a group 22,000, 11,500 and 33,500 shares, respectively, subject to restricted stock units granted in January 2006.

(5)	Each of Messrs. G. Darden and T. Darden and Ms. Self is a director and stockholder of Mercury Production Company and a director of Mercury Exploration Company. Mercury Exploration is a wholly-owned subsidiary of Mercury Production. In addition to the 13,113,435 shares owned by its subsidiary, Mercury Production owns 4,500 shares directly. Each of Messrs. G. Darden and T. Darden and Ms. Self disclaims beneficial ownership of all shares owned by Mercury Production and Mercury Exploration, except to the extent of his or her pecuniary interest therein. Such shares are not included in the shares reported as beneficially owned by Messrs. G. Darden or T. Darden or Ms. Self.

(6)	The address of Mercury Production, Mercury Exploration, QELP and Pennsylvania Management is 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104.

(7)	According to a Schedule 13G/A filed by FMR Corp. with the SEC on February 14, 2006, FMR Corp. had sole voting power over 2,234,012 shares of Quicksilver common stock and sole investment power over 9,766,379 shares of Quicksilver common stock. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)	Pennsylvania Management, LLC is the general partner of QELP and, as such, has sole voting and investment power with respect to 9,092,583 shares of Quicksilver common stock held by QELP. Each of Messrs. G. Darden and T. Darden and Ms. Self is a member of Pennsylvania Management. Each of Messrs. G. Darden and T. Darden and Ms. Self disclaims beneficial ownership of all shares owned by QELP, except to the extent of his or her pecuniary interest therein. Such shares are not included in the shares reported as beneficially owned by Messrs. G. Darden or T. Darden or Ms. Self.

(9)	According to a Schedule 13G/A filed by Neuberger Berman Inc. with the SEC on February 14, 2006, Neuberger Berman Inc. had sole voting power over 738,214 shares of Quicksilver common stock, shared voting power with Neuberger Berman, LLC over 6,643,150 shares of Quicksilver common stock, and shared investment power with Neuberger Berman, LLC over 7,944,173 shares of Quicksilver common stock. The address of Neuberger Berman Inc. is 605 Third Avenue, New York, New York 10158.

(10)	According to a Schedule 13G/A filed by Capital Research and Management Company with the SEC on February 10, 2006, Capital Research and Management Company had sole voting power over 5,753,850 shares of Quicksilver common stock and sole investment power over 7,853,850 shares of Quicksilver common stock. The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Quicksilver’s officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish Quicksilver with copies of all Section 16(a) forms they file.
     Based solely on a review of the copies of such forms furnished to Quicksilver during, and with respect to, fiscal 2005, Quicksilver believes that during fiscal 2005 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were in compliance with Section 16(a), with the following exceptions: J. Michael Gatens filed one late report disclosing one transaction not timely reported; James A. Hughes filed two late reports disclosing two transactions not timely reported; D. Randall Kent filed one late report disclosing one transaction not timely reported; Steven M. Morris filed two late reports disclosing two transactions not timely reported; W. Yandell Rogers, III filed two late reports disclosing two transactions not timely reported; George W. Voneiff filed one late report disclosing one transaction not timely reported; Mark J. Warner filed two late reports disclosing two transactions not timely reported; Mercury Production Company filed one late report disclosing its initial beneficial ownership; and Pennsylvania Management, LLC filed one late report disclosing its initial beneficial ownership.

EQUITY COMPENSATION PLAN INFORMATION

Number of shares of common
stock remaining available for
	Number of shares of	Weighted-average	future issuance under equity
	common stock to be issued	exercise price of	compensation plans
	upon exercise of outstanding	outstanding options,	(excluding shares of common
Plan Category	options, warrants and rights	warrants and rights	stock reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	2,851,043	$16.81	2,566,449

Equity compensation plans not approved by stockholders (2)	123,510	$5.87	0

(1)	Consists of the Amended and Restated 1999 Stock Option and Retention Stock Plan and the Amended and Restated 2004 Non-Employee Director Equity Plan. Upon stockholder approval of Quicksilver’s 2006 Equity Plan, which is the subject of Proposal 4 of this proxy statement, Quicksilver will cease to grant awards under these plans.

(2)	Consists of options granted to non-employee directors in 2003 and other prior years in the absence of a formal plan.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following Summary Compensation Table sets forth certain information regarding the compensation of Quicksilver’s Chief Executive Officer and the four most highly-compensated executive officers other than the Chief Executive Officer (also referred to as named executive officers).

					Long Term
					Compensation Awards
		Annual Compensation				Securities
				Other Annual	Restricted	Underlying	All Other
		Salary	Bonus	Compensation	Stock Awards	Options	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)(3)	(#)(3)	($)(4)
Glenn Darden	2005	294,840	300,000	—	271,155	—	5,504
President and	2004	235,877	—	—	—	62,063	5,521
Chief Executive Officer	2003	196,565	88,454	—	—	16,524	3,836

Thomas F. Darden	2005	294,840	300,000	—	271,155	—	5,504
Chairman of the Board and	2004	235,877	—	—	—	62,063	5,521
former Chief Executive Officer	2003	196,565	88,454	—	—	16,524	3,839

Jeff Cook	2005	240,000	150,000	—	194,746	—	6,706
Executive Vice President	2004	205,000	—	—	—	53,371	5,407
— Operations	2003	180,969	76,875	—	—	13,770	4,006

John C. Cirone	2005	210,000	120,000	—	131,275	—	5,768
Senior Vice President,
General Counsel	2004	175,008	—	—	—	33,311	4,105
and Secretary	2003	146,300	43,890	—	—	3,672	2,826

William S. Buckler (5)	2005	188,000	150,000	—	82,863	—	5,058
Vice President	2004	151,995	50,000	—	—	10,500	3,449
— U.S. Operations	2003	50,000	55,000	—	—	—	—

(1)	Amounts of perquisites and personal benefits have been excluded as being below the minimum dollar thresholds included in the SEC’s proxy disclosure rules.

(2)	The number and value of shares of restricted stock held at December 31, 2005, were as follows: Messrs. G. Darden — 9,138 shares and $383,887; T. Darden — 9,138 shares and $383,887; Cook — 6,563 shares and $275,712; Cirone — 4,424 and $185,852; and Buckler — 2,325 shares and $97,673. All outstanding shares of restricted stock were granted during 2005 and vest as to one-third of the grant on the first three anniversaries of the grant. Holders of restricted stock will be entitled to receive any dividends that may be paid on Quicksilver common stock in respect of their shares of restricted stock. The values are based upon a market value per share of $42.01, which was the closing price of Quicksilver common stock on December 30, 2005.

(3)	Number of shares underlying awards granted prior to June 2005 have been adjusted to reflect a three-for-two stock split effected in the form of a stock dividend in June 2005 and number of shares underlying options granted prior to June 2004 have been adjusted to also reflect a two-for-one stock split effected in the form of a stock dividend in June 2004.

(4)	For 2005, these amounts represent contributions by Quicksilver to (i) its 401(k) Plan, and premiums on (ii) life insurance, (iii) accidental death and dismemberment insurance, and (iv) long-term disability insurance as follows: Messrs. G. Darden — $3,081, $645, $136 and $1,642; T. Darden — $3,081, $645, $136 and $1,642; Cook — $4,652, $547, $115 and $1,392; Cirone — $3,970, $479, $101 and $1,218; and Buckler — $3,449, $429, $90 and $1,090.

(5)	Mr. Buckler joined Quicksilver in September 2003. Mr. Buckler’s bonus amount for 2005 includes $50,000 of a retention bonus awarded to him prior to his becoming an executive officer.

Aggregated Stock Option Exercises in 2005 and Fiscal Year-End Option Values
     The following table contains certain information concerning options exercised during 2005 and the value of unexercised options at December 31, 2005.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired on	Value	Options at December 31, 2005		at December 31, 2005 (2)
Name	Exercise (#)(1)	Realized ($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Glenn Darden	244,068	6,924,295	50,703	52,883	1,680,639	1,513,612
Thomas F. Darden	244,068	6,924,295	50,703	52,883	1,680,639	1,513,612
Jeff Cook	—	—	27,752	45,638	876,364	1,325,868
John C. Cirone	7,422	182,758	2,815	26,746	51,167	761,450
William S. Buckler	—	—	2,100	8,400	65,100	260,400

(1)	Number of shares underlying options granted prior to June 15, 2005 have been adjusted to reflect a three-for-two stock split effected in the form of a stock dividend in June 2005.

(2)	The value of the options at December 31, 2005 is based upon a market value per share of $42.01, which was the closing price of Quicksilver common stock on December 30, 2005.
Change of Control Arrangements
     On August 24, 2004, the Board adopted the: (i) Quicksilver Resources Inc. Change in Control Retention Incentive Plan, (ii) Quicksilver Resources Inc. Key Employee Change in Control Retention Incentive Plan, and (iii) Quicksilver Resources Inc. Executive Change in Control Retention Incentive Plan (the “Executive Plan”). These plans provide severance benefits for certain of Quicksilver’s staff, key employees and executives in the event of a change in control of Quicksilver. Severance benefits are provided if, within a specified period after a change in control occurs, there is an involuntary termination of the individual (including termination for specified “good reason” events). The amount of severance benefits provided varies among the three plans.
     Each of the named executive officers is a participant in the Executive Plan. The benefits provided upon involuntary termination of an executive under the Executive Plan include a lump sum payment of three times the sum of the executive’s base salary plus benchmark bonus and certain medical and group life insurance coverage. In addition, upon a change in control, all of the executive’s outstanding stock options, restricted stock and the individual’s account balances under Quicksilver’s 401(k) Plan, to the extent permitted by law, will immediately become nonforfeitable and exercisable. If an executive participating in the plan remains employed by Quicksilver for six months following a change in control, the executive would be entitled to a retention bonus equal to one-half his or her base salary, payable as a lump sum payment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee of the Board has furnished the following report on executive compensation for 2005.
     Objectives of Executive Compensation Policies. The objectives of Quicksilver’s executive compensation policies are to attract, motivate and retain management and personnel who are highly talented while ensuring that executive officers and other employees are compensated in a manner that advances both the short and long-term interests of stockholders. In pursuing these objectives, the Compensation Committee believes that compensation should take into account both personal performance and Quicksilver’s performance. The Compensation Committee also believes it is appropriate to tie a significant portion of executive officers’ compensation to the value of Quicksilver’s stock to encourage them to think and act like owners, sharing a commitment to Quicksilver’s success. Accordingly, the Compensation Committee employed the following general compensation strategies with respect to 2005 executive compensation:
•	target the 50th to 75th percentile of competitive base salaries for similar positions in the appropriate markets in which Quicksilver and its subsidiaries compete for talent;

•	set bonus targets (expressed as a percentage of base salary) to reflect a range of award levels that are competitive with awards offered by other peer group companies use to reward employees, with actual bonus payouts to be based on: first, the achievement of overall corporate goals; then, group/team objectives; and, finally, individual performance (with the relevant goals and objectives being established and communicated at the beginning of each year);

•	use equity-based incentive tools to: encourage executives, managers and key professionals to focus on long-term company goals; provide all employees a stake in future company successes and losses; and provide incentives for key managers and employees to continue employment with Quicksilver (with target award levels being established each year with reference to typical grants made among Quicksilver’s peer group, and actual awards being determined with reference to a combination of company and individual performance); and

•	use stock-based and/or cash-based awards to encourage employee retention where market pressures may influence certain key talent that is necessary to achieving company goals and objectives.
     Base Salaries for 2005. In reviewing and approving 2005 base salaries of executive officers (other than the Chief Executive Officer, who is discussed separately below, and the Chairman of the Board), the Compensation Committee considered the recommendations of the Chief Executive Officer. In reviewing and approving 2005 base salaries of all executive officers, the Compensation Committee considered, to the extent available, salary norms for persons in comparable positions at comparable companies (primarily small to mid-size publicly-traded corporations engaged in oil and natural gas exploration and production); the person’s experience; and a subjective assessment of the nature of each executive’s performance and contribution to Quicksilver as determined (except with respect to the Chief Executive Officer and the Chairman of the Board) by the Chief Executive Officer. The 2005 salaries of the most highly compensated executive officers of Quicksilver are shown in “Executive Compensation — Summary Compensation Table.”
     Annual Cash Bonuses for 2005. On January 26, 2006, the Compensation Committee awarded cash bonuses for 2005 to Quicksilver’s named executive officers and other executive officers. In determining the amounts of such bonuses, the Compensation Committee established for each executive officer target and maximum bonus opportunities (expressed as specified percentages of such executive officer’s base salary, with target opportunities ranging from 30% to 100% and maximum opportunities from 90% to 120%) and weighted performance measures (including personal objectives for such executive and two of the following: earnings per share, cash flow from operations, proven reserves growth and production growth rate).
     Equity Awards for 2005. On February 8, 2005 (or, with respect to Quicksilver’s Vice President — U.S. Operations, April 21, 2005), the Compensation Committee granted awards of restricted stock for 2005 to

Quicksilver’s named executive officers and other executive officers. These awards were granted under Quicksilver’s Amended and Restated 1999 Stock Option and Retention Stock Plan and were subject to restrictions that lapse as to one-third of the shares included in each award on each of the first three anniversaries of the date of the grant. In determining the amounts of such awards, the Compensation Committee considered the views of its compensation consultant regarding the need to maintain competitiveness in the market for talented employees and the desirability of doing so using long-term, equity-based compensation.
     Chief Executive Officer Compensation. As described above, Quicksilver’s executive compensation philosophy, applicable to the compensation of Quicksilver’s current Chief Executive Officer, Mr. Glenn Darden, is to provide a competitive, but conservative, base salary and incentive compensation based upon Quicksilver’s performance.
     In determining base salary, bonus and long-term incentive compensation for Mr. Darden for 2005, the Compensation Committee took into account all of the same performance factors described above that were considered in the determination of salaries and bonuses for executive officers generally. The Compensation Committee also considered the overall effectiveness of Mr. Darden’s leadership of Quicksilver’s affairs during the year, as well as his role in promoting the following 2005 achievements:
•	the significant improvement in Quicksilver’s overall financial performance during the year, including an increase in earnings per share and cash flow from operations;

•	growth in proven reserves and production; and

•	key additions to staff to support the growth of Quicksilver.
     For 2005, Mr. Darden was paid a base salary of $294,840, and awarded a cash bonus of $300,000. He was also awarded 9,138 shares of restricted stock under Quicksilver’s Amended and Restated 1999 Stock Option and Retention Stock Plan. The number of shares underlying the award of restricted stock has been adjusted to reflect a three-for-two stock split effected in the form of a stock dividend in June 2005.
     Section 162(m). Section 162(m) of the Internal Revenue Code of 1986 places a limit of $1,000,000 on the amount of compensation that may be deducted by Quicksilver in any one fiscal year with respect to the Chief Executive Officer and the other four most highly compensated individuals who are executive officers as of the end of the fiscal year. This deduction limitation, however, does not apply to certain “performance based” compensation. It is also the Compensation Committee’s general policy to consider whether particular payments and awards are deductible for federal income tax purposes, along with such other factors as may be relevant in the circumstances, in reviewing executive compensation programs.
Members of the Compensation Committee

James A. Hughes	W. Yandell Rogers, III
Steven M. Morris	Mark J. Warner

AUDIT COMMITTEE REPORT
     Management is responsible for Quicksilver’s system of internal controls and the overall financial reporting process. Quicksilver’s independent registered public accounting firm is responsible for performing an independent audit of Quicksilver’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and systems of internal accounting and financial controls.
     The Audit Committee reviewed and discussed with both management and Deloitte & Touche LLP, Quicksilver’s independent registered public accounting firm, all annual and quarterly financial statements prior to their issuance. During fiscal 2005, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with Deloitte & Touche LLP of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of Quicksilver’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Deloitte & Touche LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Additionally, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of Quicksilver’s internal and disclosure control structure, including its internal control over financial reporting.
     Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to the Board that it approve the inclusion of Quicksilver’s audited financial statements in Quicksilver’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.
Members of the Audit Committee

James A. Hughes	W. Yandell Rogers, III
Steven M. Morris	Mark J. Warner

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
     Audit Fees. The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”), for professional services rendered for the audit of Quicksilver’s annual financial statements, the review of the financial statements included in Quicksilver’s quarterly reports on Form 10-Q and comfort letters to underwriters were $800,596 for the year ended December 31, 2005 and $921,286 for the year ended December 31, 2004.
     Audit-Related Fees. The aggregate fees billed by the Deloitte Entities for assurance and related services related to the performance of audits or review of Quicksilver’s financial statements and not described above under “Audit Fees” were $27,350 for 2005 and $23,000 for 2004. In 2005 and 2004, audit-related services included audits of Quicksilver’s benefit plan.
     Tax Fees. There were no fees billed for 2005 or 2004 by the Deloitte Entities for professional services rendered for tax compliance, tax advice and tax planning.
     All Other Fees. There were no fees billed for 2005 or 2004 by the Deloitte Entities for products and services other than those described above.
     Pre-Approval Policies and Procedures. In general, all engagements of Quicksilver’s outside auditors, whether for auditing or non-auditing services, must be pre-approved by the Audit Committee. None of the services described above as Audit-Related Fees were exempt from the pre-approval requirements set forth in SEC rules and regulations.

STOCKHOLDER RETURN PERFORMANCE GRAPH
     The following performance graph compares the cumulative total stockholder return on Quicksilver common stock with the Standard & Poor’s 500 Stock Index (the “S&P 500”) and the Dow Jones U.S. Exploration and Production Index (formerly the Dow Jones Secondary Oils Index) for the period from December 29, 2000 to December 31, 2005, assuming an initial investment of $100 and the reinvestment of all dividends, if any. Quicksilver common stock, which traded on the American Stock Exchange until October 22, 2001, now trades on the NYSE.

TRANSACTIONS WITH MANAGEMENT AND CERTAIN STOCKHOLDERS
     Quicksilver paid $1,032,000 in 2005 and expects to pay $1,235,000 in 2006, for rent on buildings owned by Pennsylvania Avenue, L.P., a limited partnership owned by members of the Darden family and Mercury. Rental rates are determined based on comparable rates charged by third parties. In February 2006, Quicksilver entered into an amendment to its lease with Pennsylvania Avenue to increase the amount of office space covered thereby. In conjunction with this lease amendment, Quicksilver also agreed to sublease a portion of the property it leases to Mercury. At December 31, 2005, Quicksilver had future lease obligations to Pennsylvania Avenue of $3.8 million through 2009. The lease amendment increases the obligation by $0.6 million. Quicksilver received from Mercury $102,000 in 2005 and expects to receive from Mercury $120,000 in 2006 as reimbursements for property and casualty insurance, rent, workers compensation insurance and health insurance premiums paid or to be paid for the benefit of Mercury. Quicksilver paid $11,400 in 2005 for the use of an airplane owned by Panther City Aviation LLC, a limited liability company owned in part by Thomas F. Darden. During 2006, Quicksilver has paid Regal Aviation LLC, an unrelated airplane management company, $44,000 for use of an airplane owned by Sevens Aviation, LLC, a limited liability company owned indirectly by members of the Darden family. Usage rates are determined based on comparable rates charged by third parties. Quicksilver expects to continue to use the plane in 2006, but is unable to predict the aggregate usage fees that it will pay Regal Aviation LLC.

PROPOSAL 1.
ELECTION OF DIRECTORS
     The following nominees have been selected by the NCG Committee and approved by the Board for submission to the stockholders, each to serve a three-year term expiring at the annual meeting of Quicksilver’s stockholders in 2009:
•	Glenn Darden;

•	James A. Hughes; and

•	W. Yandell Rogers, III.
     The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominees and in favor of any substitute nominee named by the Board upon recommendation of the NCG Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate when you vote.
Your Board Recommends a Vote “FOR” the Above Nominees.

PROPOSAL 2.
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed Deloitte & Touche LLP, as the independent registered public accounting firm to audit the consolidated financial statements of Quicksilver for the year ending December 31, 2006. The Board is asking stockholders to ratify this appointment. Although SEC regulations and the NYSE listing requirements require Quicksilver’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders and considers a proposal for stockholders to ratify such appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue.
     Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to answer questions.
Your Board Recommends a Vote “FOR” Proposal 2.

PROPOSAL 3.
APPROVAL OF QUICKSILVER’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
     Summary Description. The Board has approved, subject to stockholder approval, and declared advisable an Amended and Restated Certificate of Incorporation of Quicksilver. The amendment to Quicksilver’s Certificate of Incorporation would increase the number of authorized shares of Quicksilver common stock from 100,000,000 shares to 200,000,000 shares. Quicksilver’s Certificate of Incorporation currently authorizes Quicksilver to issue an aggregate of 110,000,000 shares, consisting of 100,000,000 shares of Quicksilver common stock, par value $0.01 per share, and 10,000,000 shares of Quicksilver preferred stock, par value $0.01 per share. If approved by Quicksilver’s stockholders, the Amended and Restated Certificate of Incorporation would become effective when it is filed with the Delaware Secretary of State. This summary is qualified in its entirety by the full text of the Amended and Restated Certificate of Incorporation, which is included as Appendix B to this proxy statement and incorporated herein by reference.
     Purpose and Effects. The primary purpose of the amendment to Quicksilver’s Certificate of Incorporation is to provide Quicksilver with flexibility in utilizing the shares for future corporate purposes as deemed necessary or advisable by the Board, which may include, but are not limited to:
•	future corporate transactions, such as stock splits effected as stock dividends;

•	equity financing transactions, such as public offerings of Quicksilver common stock or securities that are convertible into Quicksilver common stock;

•	acquisitions;

•	strategic investments;

•	incentive and employee benefit plans; and

•	other corporate purposes not yet identified.
Quicksilver believes that this flexibility would be advantageous to Quicksilver and its stockholders.
     Quicksilver has no present plans, understandings, agreements or arrangements for the issuance of any shares of its common stock, except (i) pursuant to its equity-based plans, including the Quicksilver Resources Inc. Amended and Restated 1999 Stock Option and Retention Stock Plan, the Quicksilver Resources Inc. Amended and Restated 2004 Director Equity Plan and the Quicksilver Resources Inc. 2006 Equity Plan (subject to approval by Quicksilver’s stockholders of Proposal 4) and (ii) upon the conversion of $150 million of Quicksilver’s 1.875% Convertible Subordinated Debentures Due 2024. Although Quicksilver recently filed a shelf registration statement with the SEC with respect to the possible future issuance of up to $350 million of its equity and debt securities, Quicksilver has no present plans, understandings, agreements or arrangements for the issuance of any shares of its common stock under that registration statement. Upon stockholder approval of the Quicksilver Resources Inc. 2006 Equity Plan, Quicksilver will cease to grant awards under the Quicksilver Resources Inc. Amended and Restated 1999 Stock Option and Retention Stock Plan and the Quicksilver Resources Inc. Amended and Restated 2004 Director Equity Plan.
     Quicksilver currently has sufficient authorized and treasury shares to cover the shares currently reserved and shares which may be issued in the foreseeable future. As of March 31, 2006, 76,411,651 shares of Quicksilver common stock were issued and outstanding and 2,571,721 shares of Quicksilver common stock were held in treasury. Assuming (i) all of the $150 million of Quicksilver’s 1.875% Convertible Subordinated Debentures Due 2024 were converted at the current conversion rates and (ii) all shares reserved under Quicksilver’s equity-based plans, including the Quicksilver Resources Inc. Amended and Restated 1999 Stock Option and Retention Stock Plan, the Quicksilver Resources Inc. Amended and Restated 2004 Director Equity Plan and the Quicksilver Resources Inc. 2006 Equity Plan (which is the subject of Proposal 4) were issued, the number of shares of Quicksilver common stock outstanding would increase by approximately 9,981,710 shares to 86,393,361 shares.
     The additional 100,000,000 shares of Quicksilver common stock, if and when issued, would be a part of the existing class of Quicksilver common stock and would have the same rights and privileges as the shares of Quicksilver common stock presently issued and outstanding. The increase in authorized shares will not affect the overall balance of your stockholder equity. However, in the event additional shares of common stock are issued by Quicksilver, existing holders of shares of Quicksilver common stock would have no preemptive rights under the Amended and Restated Certificate of Incorporation or otherwise to purchase any of such shares. It is possible that shares of common stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, decrease earnings per share and decrease the book value per share of shares presently held.
     In addition, the availability of authorized but unissued shares of common stock could, under certain circumstances, have an anti-takeover effect. Although the Board has no present intention of doing so, the issuance of new shares of common stock could be used to dilute certain rights of a person seeking to obtain control of Quicksilver should the Board consider the action of such person not to be in the best interest of the stockholders of Quicksilver. Quicksilver is not aware of any pending or proposed effort to obtain control of Quicksilver or to change Quicksilver’s management.
     If the Amended and Restated Certificate of Incorporation is approved, it will become effective upon its filing with the Delaware Secretary of State, which will occur as soon as reasonably practicable after approval. No changes will be made in the respective rights and privileges pertaining to the outstanding shares of common stock upon the filing of the Amended and Restated Certificate of Incorporation.
Your Board Recommends a Vote “FOR” Proposal 3.

PROPOSAL 4.
APPROVAL OF QUICKSILVER’S
2006 EQUITY PLAN
General
     Based on a recommendation from the Compensation Committee, which is comprised entirely of independent directors, the Board adopted, subject to stockholder approval, the Quicksilver Resources Inc. 2006 Equity Plan (the “2006 Plan”). The Board has approved the 2006 Plan as a flexible incentive compensation plan that will allow Quicksilver to utilize different forms of compensation awards to attract, retain and reward eligible participants under the 2006 Plan and strengthen the mutuality of interests between management and Quicksilver’s stockholders.
     Upon the adoption of the 2006 Plan by Quicksilver’s stockholders, the awards under the 2006 Plan will be the cornerstone of Quicksilver’s overall incentive compensation program, certain key features of which are described below.
•	Quicksilver currently awards stock options, restricted stock, and restricted stock units to its employees through its Amended and Restated 1999 Stock Option and Retention Stock Plan and awards stock options and restricted stock to its non-employee directors through its Amended and Restated 2004 Non-Employee Director Equity Plan. Upon stockholder approval of the 2006 Plan, Quicksilver will cease to grant awards under these plans, and future awards for non-employee directors, executive officers and other employees of Quicksilver will be made under the 2006 Plan.

•	A maximum of seven million shares of Quicksilver common stock (subject to certain administrative adjustments) will be available for grants of equity awards under the 2006 Plan.

•	The total number of shares available under the 2006 Plan will be adjusted to include shares that relate to awards granted under the 2006 Plan that (i) expire or are forfeited, (ii) are withheld by, or tendered to, Quicksilver in payment of the exercise price of a stock option or in satisfaction of withholding taxes in connection with any award granted under the 2006 Plan, or (iii) are subject to an appreciation right that are not transferred to a participant upon the exercise of an appreciation right.

•	Awards granted under the 2006 Plan cannot be repriced without the prior approval of Quicksilver’s stockholders.

•	The 2006 Plan requires that all stock options and appreciation rights be granted at an exercise price of not less than 100% of the market price per share of Quicksilver common stock on the date of grant.

•	To address certain issues relating to executive compensation that could impact Quicksilver or a participant, the 2006 Plan (i) is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (the “Code”) and (ii) will be administered to minimize the effect of Section 409A of the Code and to avoid penalties that may be imposed under Section 409A.
     A summary of the 2006 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2006 Plan, which is included as Appendix C attached to this proxy statement and incorporated herein by reference.
Summary of the 2006 Plan
     Purpose. The purpose of the 2006 Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees and consultants, and to provide them incentives to put forth maximum efforts for the success of Quicksilver’s business, in order to serve the best interests of Quicksilver and its stockholders.

     Term. The 2006 Plan will expire on May 23, 2016, the tenth anniversary of the date on which it is approved by the stockholders. No further awards will be made under the 2006 Plan on or after the tenth anniversary. Awards that are outstanding on the date the 2006 Plan terminates will remain in effect according to their terms and the provisions of the 2006 Plan.
     Administration. The provisions of the 2006 Plan relating to awards to non-employee directors will be administered by the Board. Unless the administration of the remaining provisions of the 2006 Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the remaining provisions of the 2006 Plan will be administered by the Compensation Committee. The Compensation Committee, or, with respect to the provisions relating to awards to non-employee directors, the Board, has the full authority and discretion to administer the 2006 Plan and to take any action that is necessary or advisable in connection with the administration of the Plan.
     Types of Awards. The 2006 Plan authorizes the granting of awards in any of the following forms:
•	stock options;

•	appreciation rights;

•	restricted shares;

•	restricted stock units;

•	performance shares and performance units; and

•	senior executive plan bonuses.
     Eligible Participants. Executive officers, other employees, consultants and non-employee directors of Quicksilver or a subsidiary of Quicksilver are eligible to participate in the 2006 Plan. We estimate that approximately 465 individuals will be eligible to receive awards under the 2006 Plan. This group of eligible participants includes four non-employee directors, nine executive officers and 452 other employees and consultants.
     Shares Available Under 2006 Plan. Subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants in the 2006 Plan, a maximum of 7 million shares will be available for grants of equity awards under the 2006 Plan. Shares of Quicksilver common stock issued pursuant to the 2006 Plan may be shares of original issuance or treasury shares or a combination thereof.
     Limitations on Awards. Awards under the 2006 Plan will be subject to the following limitations:
•	No more than seven million shares of common stock, subject to adjustment in accordance with the terms of the 2006 Plan, will be issued pursuant to stock options that are intended to qualify as incentive stock options under Section 422 of the Code.

•	The maximum number of shares of common stock that may be subject to all awards granted to any participant during any calendar year will not exceed 700,000 shares, without regard to whether an award is settled in cash or in shares of common stock.

•	The maximum aggregate cash value of payments to any participant for any performance period pursuant to an award of performance units will not exceed $5 million.

•	The payment of a senior executive plan bonus to any participant will not exceed $5 million.
     Stock Options. The Compensation Committee may from time to time authorize grants of options to any participant to purchase shares of common stock upon such terms and conditions as it may determine in accordance with the terms of the 2006 Plan. The exercise price of each stock option granted may not be less than 100% of the market value per share on the date of grant. Generally, all stock options will terminate after a ten-year period from the date of grant, unless a longer period is permitted by the Compensation Committee in the event of the death, disability or retirement of a participant. Vesting of stock options will be based on the required period or periods of continuous service of the participant, and may also be contingent upon the participant’s achievement of certain management objectives.
     Appreciation Rights. The Compensation Committee may from time to time authorize grants to any participant of appreciation rights upon such terms and conditions as it may determine in accordance with the terms of the 2006 Plan. Appreciation rights may be granted in tandem with stock options or separate and apart from a grant of stock options. An appreciation right will be a right of the participant to receive from Quicksilver upon exercise an amount which will be determined by the Compensation Committee at the date of grant and will be expressed as a percentage of the spread (not exceeding 100%) at the time of exercise. The “spread” of an appreciation right is the difference between (i) the aggregate fair market value at the time of exercise of the shares of Quicksilver common stock subject to the appreciation right and (ii) the aggregate price per share of Quicksilver common stock at which the appreciation right was granted. An appreciation right granted in tandem with a stock option may be exercised only by surrender of the related stock option. The amount payable to a participant receiving a grant of appreciation rights under the 2006 Plan may be paid in cash, in shares of common stock or a combination thereof, as determined by the Compensation Committee. No appreciation right will be exercisable more than ten years from the date of grant. Vesting of appreciation rights will be based on the required period or periods of continuous service of the participant and may also be contingent upon the participant’s achievement of certain management objectives.
     Restricted Shares. Restricted shares are shares of Quicksilver common stock that are granted or sold to a participant subject to such restrictions on transfer and vesting requirements as may be determined by the Compensation Committee in accordance with the terms of the 2006 Plan. Each grant or sale will constitute an immediate transfer of the ownership of shares of common stock to the participant in consideration of the performance of services, entitling the participant to voting and other ownership rights, but will remain subject to the restrictions established by the Compensation Committee in accordance with the terms of the 2006 Plan. Each grant or sale may limit a participant’s dividend rights during the period in which the restricted shares are subject to any restrictions. The termination of restrictions applicable to restricted shares may be subject to the participant’s achievement of specified management objectives.
     Restricted Stock Units. The Compensation Committee may from time to time authorize grants or sales to any participant of restricted stock units upon such terms and conditions as it may determine in accordance with the terms of the 2006 Plan. Each grant or sale will constitute the agreement by Quicksilver to issue or transfer shares of common stock to the participant in the future in consideration of the performance of services, subject to the fulfillment during the deferral period of such conditions as the Compensation Committee may specify. During the applicable deferral period for a given restricted stock unit award, the participant will not have any right to transfer the rights associated with the restricted stock units and will have no ownership or voting rights with respect to the restricted stock units or the underlying shares of Quicksilver common stock associated with the restricted stock units.
     Performance Shares and Performance Units. The 2006 Plan authorizes the Compensation Committee to grant performance shares and performance units to participants, which will become payable upon achievement of specified management objectives, upon such terms and conditions as the Compensation Committee may determine in accordance with the terms of the 2006 Plan. The payment of performance shares or performance units which become payable to a participant may be made in cash, in shares of Quicksilver common stock or a combination thereof, as determined by the Compensation Committee at the time of payment.
     Senior Executive Plan Bonuses. The Compensation Committee may from time to time authorize payment of annual incentive compensation to a participant who is, or is determined by the Compensation Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code, which incentive compensation will become payable upon the achievement of specified management objectives by the participant. Senior executive plan bonuses will be payable upon such terms and conditions as the Compensation Committee may determine in accordance with the terms of the 2006 Plan. The payment of a senior executive plan bonus which becomes payable to a participant may be made in cash, in shares of Quicksilver common stock or a combination thereof, as determined by the Compensation Committee at the time of payment.
     Management Objectives. Management objectives may be described in terms of company-wide objectives (i.e., the performance of Quicksilver and all of its subsidiaries) or in terms of objectives that are related to the performance of the individual participant or of the division, subsidiary, department, region or function within Quicksilver or a subsidiary of Quicksilver in which the participant receiving an award is employed or upon which the participant’s efforts have the most influence. The achievement of the management objectives established by the Compensation Committee for any performance period will be determined without regard to the effect on such management objectives of any acquisition or disposition by Quicksilver of a trade or business, or of substantially all of the assets of a trade or business, during the performance period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity.
     The management objectives applicable to any award to a participant who is, or is determined by the Compensation Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code will be limited to specified levels of, growth in, or performance relative to peer company performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items unless the Compensation Committee specifically includes any such extraordinary or nonrecurring item at the time such award is granted):

•	profitability measures;

•	cash flow measures;

•	proven reserves;

•	production growth rate;

•	revenue measures;

•	business unit performance;

•	leverage measures;

•	stockholder return;
•	expense management;

•	asset and liability measures;

•	individual performance;

•	supply chain efficiency;

•	productivity measures;

•	return measures; and

•	product development and/or performance.

     If the Compensation Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of Quicksilver, or the manner in which Quicksilver conducts its business, or any other events or circumstances, the management objectives are no longer suitable, the Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a performance period as the Compensation Committee deems appropriate and equitable.
     Awards to Eligible Directors. Members of the Board who are not employed by Quicksilver or one of its subsidiaries will receive the same awards under the 2006 Plan in the same manner as they did under the Amended and Restated 2004 Non-Employee Director Equity Plan. Under the 2006 Plan, each new non-employee director, when he or she first takes office (other than on the first business day of a year), will be granted restricted shares having a value equal to $60,000 as of the date of grant. The $60,000 figure is reduced to $30,000 if the non-employee director joins the Board during the second half of any year. Each non-employee director in office on the first business day of each year during the term of the 2006 Plan will receive a grant of (a) restricted shares having a value equal to $60,000 as of the date of grant and (b) at the election of the non-employee director (which election, if any, must be made on or prior to the last day of the preceding calendar year), either (i) an additional grant of restricted shares having a value equal to $60,000 as of the date of grant or (ii) a stock option having a value equal to $60,000 as of the date of grant, in either case in lieu of an equivalent amount of cash compensation from Quicksilver.

     The value of restricted shares granted to non-employee directors will be determined on the basis of the closing sales price of Quicksilver common stock on the date of grant. The value of the stock options granted to non-employee directors will be determined using:
•	the Black Scholes stock option value model; or

•	such other valuation model as may at the time of grant be used by Quicksilver to value stock options for financial reporting purposes.
     Except as may otherwise be provided in the agreements evidencing the stock options, stock options granted to non-employee directors under the 2006 Plan will vest in 12 monthly installments and will expire no more than ten years from the date of the grant.
     Transferability. No restricted shares granted to a participant may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restriction period. No other award, other than a stock option granted to a non-employee director, may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order; provided, however, that a participant who is an officer of Quicksilver may, with the prior approval of the Compensation Committee, transfer a stock option that is not intended to be an incentive stock option (within the meaning of 422 of the Code) to family members of the participant, including to trusts to which family members of the participant own more than 50% of the beneficial interests, to foundations in which family members of the participant control or the participant controls the management of assets and to other entities in which more than 50% of the voting interests are owned by family members of the participant or the participant. No stock option granted to a non-employee director may be transferred by the non-employee director other than by will or the laws of descent and distribution, unless the Board authorizes all or a portion of the stock option to be transferred to immediate family members or an entity that consists exclusively of immediate family members, subject to certain restrictions. No stock option or appreciation right granted to a participant will be exercisable during the participant’s lifetime by any person other than the participant, the participant’s guardian or legal representative or any permitted transferee.
     Withholding Taxes. To the extent that Quicksilver is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2006 Plan, and the amounts available to Quicksilver for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Quicksilver for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Compensation Committee, the participant or such other person may elect to have any withholding obligation of Quicksilver satisfied with shares of common stock that would otherwise be transferred to the participant or such other person in payment of the participant’s award.
     Amendments. The 2006 Plan may be amended from time to time by the Board (or, with respect to those provisions of the Plan other than those relating to the awards to non-employee directors, by the Compensation Committee), but may not be amended without further approval by Quicksilver’s stockholders if such amendment would result in the 2006 Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or the principal national securities exchange on which the common stock is traded), Rule 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) of the Code. Neither the Compensation Committee nor the Board will authorize the amendment of any outstanding stock option to reduce the option price without the further approval of Quicksilver’s stockholders. Furthermore, no stock option will be cancelled and replaced with stock options having a lower option price without further approval of Quicksilver’s stockholders.
     Termination. The 2006 Plan may be terminated at any time by action of the Board. The termination of the 2006 Plan will not adversely affect the terms of any outstanding award.
Material U.S. Federal Income Tax Consequences
     The following discussion of the principal U.S. federal income tax consequences with respect to awards under the 2006 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following discussion is designed to provide a general understanding of the material U.S. federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion is limited to the material U.S. federal income tax consequences to individuals who are citizens or residents of the United States. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.
     Non-Qualified Stock Options. In general, no income will be recognized by a participant at the time a non-qualified stock option is granted. At the time of exercise of the stock option, the participant will recognize ordinary income if the shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Code). The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. At the time of the sale of the shares of common stock acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Long-term capital gains may be eligible for reduced income tax rates if applicable holding period requirements are satisfied.
     Incentive Stock Options. In general, no income will be recognized by a participant upon the grant or exercise of a stock option intended to be an incentive stock option, as defined under Section 422 of the Code. (The exercise of an incentive stock option, however, may result in alternative minimum tax liability.) If shares of common stock are issued to the participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of the shares is made by the participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a capital gain and any loss sustained will be a capital loss.
     If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).
     Appreciation Rights. Generally, the recipient of an appreciation right will not recognize income when the right is granted. Upon exercise of an appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income.
     Restricted Shares. A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for the restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of the restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
     Restricted Stock Units. A participant will not recognize income upon the grant of restricted stock units. Any subsequent transfer of shares of common stock in satisfaction of the grant will generally result in the participant recognizing ordinary income at the time of transfer, in an amount equal to the fair market value of the shares at the time of such transfer, reduced by any amount paid by the participant. If the shares transferred constitute substantially non-vested property within the meaning of Section 83 of the Code, the rules described above for restricted shares will generally apply to such shares.
     Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of common stock received in satisfaction of a grant of performance shares or performance units.
     Senior Executive Plan Bonuses. The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of common stock received as payment of a bonus.
     Tax Consequences to Quicksilver. To the extent that a participant recognizes ordinary income in the circumstances described above, Quicksilver will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
     Section 409A of the Code. To the extent that any award granted under the 2006 Plan constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Compensation Committee intends to cause the award to comply with the requirements of Section 409A and avoid the imposition of penalty taxes and interest upon the participant receiving the award.
New Plan Benefits under 2006 Plan
     Awards under the 2006 Plan, other than awards to non-employee directors, are discretionary. Quicksilver cannot currently determine the number or type of awards that will be granted under the 2006 Plan to participants in the future.
     For information regarding equity awards to Glenn Darden, Thomas F. Darden, Jeff Cook, John C. Cirone and William S. Buckler during 2005 under Quicksilver’s Amended and Restated 1999 Stock Option and Retention Stock Plan, see “Executive Compensation – Summary Compensation Table.” Quicksilver granted $951,194 of equity awards to its executive officers during 2005 under Quicksilver’s Amended and Restated 1999 Stock Option and Retention Stock Plan, which awards covered 31,588 shares of Quicksilver common stock. For information regarding equity awards to Quicksilver’s non-employee directors during 2005 and 2006 under Quicksilver’s Amended and Restated 2004 Non-Employee Director Equity Plan, see “Corporate Governance Matters — Compensation of Directors.” Quicksilver granted $420,982 of equity awards to its non-executive officer employees during 2005 under Quicksilver’s Amended and Restated 1999 Stock Option and Retention Stock Plan, which awards covered 15,649 shares of Quicksilver common stock. The value of each equity award granted is based upon a market value per share equal to the closing price of Quicksilver common stock on the date of the grant.
Your Board Recommends a Vote “FOR” Proposal 4.

OTHER MATTERS
     The Board does not know of any other matters that are to be presented for action at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.
STOCKHOLDER PROPOSALS
Stockholder Proposals for Annual Meeting in 2007
     Any stockholder who satisfies the SEC requirements and desires to submit a proposal to be considered for inclusion in Quicksilver’s proxy materials for the annual meeting of stockholders to be held in 2007 must submit the proposal to Quicksilver’s Secretary at 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104. The proposal must be received no later than December 8, 2006 for Quicksilver to consider it for inclusion.
Other Stockholder Business at Annual Meeting in 2007
     Stockholders who desire to present other business at the annual meeting of stockholders to be held in 2007, including a nomination of a candidate for election as director at such meeting, must notify Quicksilver’s Secretary of such intent in accordance with Quicksilver’s By-Laws by writing to Quicksilver’s Secretary at 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104. To be timely, such notice must be received no earlier than February 22, 2007 and no later than March 24, 2007. The advance notice must also meet the other requirements of Article II, Section 12 (in the case of business other than nominations) or Section 13 (in the case of nominations) of Quicksilver’s By-Laws. You may obtain a copy of Quicksilver’s By-Laws by writing to Quicksilver’s Secretary at the address above.
     The above Notice of Annual Meeting of Stockholders and proxy statement are sent by order of the Board.
John C. Cirone
Senior Vice President, General Counsel and Secretary
April 7, 2006

Appendix A
QUICKSILVER RESOURCES INC.
CATEGORICAL INDEPENDENCE STANDARDS FOR DIRECTORS
Amended and Restated as of March 8, 2005
     Any director of Quicksilver Resources Inc. (together with its consolidated subsidiaries, the “Company”) who satisfies all of the following criteria shall be presumed to be an independent director of Quicksilver:
(i) he or she is not, nor has been within the three years preceding the date of this determination, employed by Quicksilver, and none of his or her immediate family members is, or has been within the three years preceding the date of this determination, an executive officer of Quicksilver;
(ii) he or she has not received, and none of his or her immediate family members has received, during any twelve-month period within the three years preceding the date of this determination, more than $100,000 in direct compensation from Quicksilver, excluding (a) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), (b) compensation received by a director for former service as an Interim Chairman or CEO or other executive officer of Quicksilver and, (c) compensation received by an immediate family member for services as an employee (other than an executive officer) of Quicksilver;
(iii) he or she is not a current partner or employee, and none of his or her immediate family members is a current partner, of a firm that is Quicksilver’s internal or external auditor;
(iv) he or she does not have an immediate family member who is a current employee of a firm that is Quicksilver’s internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;
(v) he or she was not, and none of his or her immediate family members was, within the three years preceding the date of this determination (but is no longer) a partner or employee of a firm that is Quicksilver’s internal or external auditor and personally worked on Quicksilver’s audit within that time;
(vi) he or she is not nor has been, and none of his or her immediately family members is or has been, within the three years preceding the date of this determination, employed as an executive officer of another company where any of Quicksilver’s present executive officers at the same time serves or served on that company’s compensation committee; and
(vii) he or she is not a current employee, and none of his or her immediate family members is a current executive officer, of a company that has made payments to, or received payments from, Quicksilver for property or services in an amount which, in any of the three fiscal years preceding the date of this determination, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
     As used in these Categorical Independence Standards for Directors, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.
     As used in these Categorical Independence Standards for Directors, an “executive officer” includes Quicksilver’s president, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), and any other officer or individual who performs policy-making functions for Quicksilver.
     In making a determination regarding a director’s independence, the Board of Directors of Quicksilver shall endeavor to consider all relevant facts and circumstances known to such Board, including any direct or indirect commercial, professional, charitable or familial relationships between the director or his or her immediate family members, on the one hand, and Quicksilver or members of its executive management, on the other hand.
     In making a determination regarding a director’s independence, any interest or relationship of a director of a type described in Item 404 of Regulation S-K that is not required to be disclosed pursuant to Item 404 shall be presumed not to be inconsistent with the independence of such director, except to the extent otherwise expressly provided with respect to a particular interest or relationship in the NYSE listing standards.

A-1

Appendix B
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
QUICKSILVER RESOURCES INC.
     Quicksilver Resources Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies:
1.	The name of the Corporation is Quicksilver Resources Inc.

2.	The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the “Delaware SOS”) on December 18, 1997, and has since been amended or supplemented by the following certificates or other instruments filed by the Corporation with the Delaware SOS:
     (a) Certificate of Merger of Michigan Gas Partners, Limited Partnership with and into the Corporation filed on April 9, 1998;
     (b) Restated Certificate of Incorporation filed on December 21, 1998 (the “1998 Restated Certificate”);
     (c) Certificate of Merger of MSR Exploration Ltd. into the Corporation filed on March 4, 1999 (the “1999 Merger Certificate”);
     (d) Certificate of Designation, Preferences and Rights of Preferred Stock filed on December 20, 2000 (the “2000 Special Voting Stock Designation”);
     (e) Certificate of Amendment to the Restated Certificate of Incorporation filed on June 7, 2001 (the “2001 Amendment”);
     (f) Certificate of Designation of Series A Junior Participating Preferred Stock filed on March 14, 2003 (the “2003 Series A Preferred Designation”);
     (g) Certificate of Amendment to the Restated Certificate of Incorporation filed on May 18, 2004 (the “2004 Amendment”);
     (f) Statement of Increase in Number of Shares — Series A Junior Participating Preferred Stock filed on June 1, 2004 (the “2004 Series A Preferred Increase”);
     (h) Second Restated Certificate of Incorporation filed on August 25, 2004 (the “2004 Restated Certificate”);
     (i) Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock filed on December 21, 2005 (the “2005 Amended Series A Preferred Designation”); and
     (j) The Certificate of Elimination of Special Voting Stock filed on March 20, 2006 (the “Special Voting Stock Elimination,” which, together with the 1998 Restated Certificate, the 1999 Merger Certificate, the 2000 Special Voting Stock Designation, the 2001 Amendment, the 2003 Series A Preferred Designation, the 2004 Amendment, the 2004 Series A Preferred Increase, the 2004 Restated Certificate and the 2005 Amended Series A Preferred Designation, are collectively referred to hereinafter as the “Certificate of Incorporation”).
3.	This Amended and Restated Certificate of Incorporation (this “Restated Certificate of Incorporation”) amends Article Fourth of the Certificate of Incorporation to increase the number of authorized shares of common stock of the Corporation from 100,000,000 shares to 200,000,000 shares, amends the authorized number of shares of Series A Preferred Stock from 100,000 shares to 200,000 shares and restates and integrates the remaining provisions of the Certificate of Incorporation.
4.	The amendment to the Certificate of Incorporation was duly adopted pursuant to resolutions adopted by the Board of Directors of the Corporation and by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon in accordance with Section 242 of the DGCL and the restatement of the Certificate of Incorporation was duly adopted pursuant to resolutions adopted by the Board of Directors of the Corporation in accordance with Section 245 of the DGCL.

5.	The text of this Restated Certificate of Incorporation is set forth herein in its entirety as follows:
FIRST:	The name of the Corporation is Quicksilver Resources Inc.

SECOND:	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:	The nature of the business or purposes to be conducted or promoted is: to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:	The aggregate number of shares of all classes of stock which the Corporation shall be authorized to issue is 210,000,000, divided into the following: 200,000,000 shares of Common Stock, par value of one cent ($0.01) per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, par value of one cent ($0.01) per share (the “Preferred Stock”).

The Board of Directors of the Corporation is expressly vested with authority to issue one or more series of Preferred Stock having such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are permitted by law and as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series of stock adopted by the Board of Directors.
Series A Junior Participating Preferred Stock
     Section 1. Designation, Par Value and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (hereinafter referred to as “Series A Preferred Stock”), the shares of such series shall be with par value of $0.01 per share, and the number of shares constituting such series shall be 200,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.
     Section 2. Dividends and Distributions.
     (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October of each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (A) $1.00 or (B) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the first issuance of a share or fractional share of Series A Preferred Stock (the “Initial Issuance Date”) (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each such case, the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (B) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock); provided, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
     Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:
     (a) Except as provided in paragraph (c) of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall, at any time after the Initial Issuance Date.
          (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock,
          (ii) subdivide the outstanding Common Stock, or
          (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
     (c) (i) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in subparagraph (v) below) on the Series A Preferred Stock shall exist, the holders of the Series A Preferred Stock shall have the right, voting as a class as described in subparagraph (ii) below, to elect two directors (in addition to the directors elected by holders of Common Stock). Such right may be exercised (A) at any meeting of stockholders for the election of directors or (B) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the By-laws of the Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.
          (ii) The right of the holders of Series A Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable. The Series A Preferred Stock and any additional series of Preferred Stock which the Corporation may issue and which may provide for the right to vote with the foregoing series of Preferred Stock are collectively referred to herein as “Voting Preferred Stock.”
          (iii) Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a “Preferred Director.” A Preferred Director so elected shall continue to serve as such director for a term of one year, except that upon any termination of the right of all of such holders to vote as a class for Preferred Directors, the term of office of the Preferred Directors shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class (A) at a meeting of the stockholders, or (B) at a meeting of the holders of shares of such Voting Preferred Stock, called for the purpose in accordance with the By-laws of the Corporation, or (C) by written consent signed by the holders of a majority of the then outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, taken together as a single class.
          (iv) So long as a default in any preference dividends on the Series A Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote or written consent of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever (x) no default in preference dividends on the Series A Preferred Stock shall exist and (y) the holders of other series of Voting Preferred Stock shall no longer be entitled to elect such Preferred Directors, then the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.
          (v) For purposes hereof, a “default in preference dividends” on the Series A Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series A Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series A Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.
     (d) Except as set forth herein (or as otherwise required by applicable law), holders of Series A Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.
     Section 4. Certain Restrictions.
     (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
          (iii) redeem or purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such             shares at such time and in such manner.
     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, in any other Certificate of Designations creating a series of Preferred Stock or as otherwise required or permitted by law.
     Section 6. Liquidation, Dissolution or Winding Up.
     (a) Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), upon any liquidation, dissolution or winding up of the Corporation (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Capital Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in paragraph (c) of this Section 6) (such number in clause (ii) being hereinafter referred to as the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.
     (b) In the event, however that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.
     (c) In the event the Corporation shall at any time after the Initial Issuance Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 7. Consolidation, Merger, Combination, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Initial Issuance Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.
     Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. At any time that any shares of Series A Preferred Stock are outstanding, the Restated Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.
     Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, to receive dividends, to participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.
FIFTH:	The Corporation is to have perpetual existence.

SIXTH:	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To make, alter or repeal the bylaws of the Corporation.

SEVENTH:	Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

EIGHTH:	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH:	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. Neither the amendment nor repeal of this Article Ninth, nor the adoption of any provision of the Corporation’s Restated Certificate of Incorporation inconsistent with this Article Ninth, shall eliminate or reduce the effect of this Article Ninth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

TENTH:	To the fullest extent permitted by applicable law, the Corporation shall indemnify any officer or director as set forth in the bylaws of the Corporation, pursuant to Section 145 of the DGCL.

ELEVENTH:	(a) The number of directors constituting the entire Board of Directors shall be not less than three nor more than nine as fixed from time to time by vote of a majority of the entire Board of Directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided, further, that the number of directors constituting the entire Board of Directors shall be seven until otherwise fixed by a majority of the entire Board of Directors.

(b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year. At the annual meeting of stockholders of the Corporation at which this Article Eleventh is approved, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

(c) Notwithstanding any other provisions of this Restated Certificate of Incorporation or the bylaws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

TWELFTH:	No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to cause any such action to be taken by consent in writing, without a meeting, prior notice, and a vote, is specifically denied.

THIRTEENTH:	Notwithstanding any other provision of this Restated Certificate of Incorporation or the bylaws of the Corporation (and in addition to any other vote that may be required by law, this Restated Certificate of Incorporation or the bylaws), the affirmative vote of the holders of at least two-thirds of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of Articles Ninth, Tenth, Eleventh, Twelfth, or Thirteenth of this Restated Certificate of Incorporation.
     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed by an authorized officer this                      day of                     , 2006.

QUICKSILVER RESOURCES INC.

By:

Name:

Title:

Appendix C
QUICKSILVER RESOURCES INC.
2006 EQUITY PLAN

QUICKSILVER RESOURCES INC.
2006 EQUITY PLAN

QUICKSILVER RESOURCES INC.
2006 EQUITY PLAN
     Quicksilver Resources Inc., a Delaware corporation (the “Company”), establishes the Quicksilver Resources Inc. 2006 Equity (the “Plan”), effective as of May 23, 2006, subject to stockholder approval.
     1. Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees and consultants, and to provide them incentives to put forth maximum efforts for the success of the Company’s business, in order to serve the best interests of the Company and its stockholders.
     2. Term. The Plan will expire on the tenth anniversary of the date on which it is approved by the stockholders of the Company. No further Awards will be made under the Plan on or after such tenth anniversary. Awards that are outstanding on the date the Plan terminates will remain in effect according to their terms and the provisions of the Plan.
     3. Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:
     (a) Appreciation Right means a right granted pursuant to Section 7.
     (b) Award means the award of a Senior Executive Plan Bonus; the grant of Appreciation Rights, Stock Options, Performance Shares, Performance Units or Restricted Stock Units; or the grant or sale of Restricted Shares.
     (c) Board means the Board of Directors of the Company.
     (d) Change in Control means the occurrence of any of the following events:
     (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that the following acquisitions will not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors; (B) any acquisition of Voting Stock of the Company by the Company or any subsidiary of the Company; (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company; and (D) any acquisition of Voting Stock of the Company by Mercury Exploration Company, Quicksilver Energy, L.P., The Discovery Fund, Pennsylvania Avenue Limited Partnership, Pennsylvania Management Company, the estate of Frank Darden, Lucy Darden, Anne Darden Self, Glenn Darden or Thomas Darden, or their respective successors, assigns, designees, heirs, beneficiaries, trusts, estates or controlled affiliates;
     (ii) a majority of the Board ceases to be comprised of Incumbent Directors; or
     (iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the consolidated assets of the Company (each, a “Business Combination Transaction”) immediately after which (A) the Voting Stock of the Company outstanding immediately prior to such Business Combination Transaction does not continue to represent (either by remaining outstanding or by being converted into Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction or any parent of such entity), at least 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction or any parent of any such entity (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).
     (e) Code means the Internal Revenue Code of 1986, as in effect from time to time.
     (f) Committee means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Section 17 or with respect to the administration of Section 12, the Board.
     (g) Common Stock means the common stock, par value $.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 14.
     (h) Covered Employee means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) and who is identified in writing by the Committee as a Covered Employee within the period specified in Section 11(a) for the fiscal year.
     (i) Date of Grant means the date specified by the Committee on which an Award will become effective.
     (j) Deferral Period means the period of time during which Restricted Stock Units are subject to deferral limitations under Section 9.
     (k) Eligible Director means a member of the Board who is not an employee of the Company or any Subsidiary.
     (l) Evidence of Award means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.
     (m) Exchange Act means the Securities Exchange Act of 1934, as amended.
     (n) Grant Price means the price per share of Common Stock at which an Appreciation Right is granted.
     (o) Incumbent Directors means the individuals who, as of the date first set forth above, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of a majority of the then-Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination).
     (p) Management Objectives means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award. Management Objectives may be described in terms of company-wide objectives (i.e., the performance of the Company and all of its Subsidiaries) or in terms of objectives that are related to the performance of the individual Participant or of the division, Subsidiary, department, region or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant’s efforts have the most influence. The achievement of the Management Objectives established by the Committee for any Performance Period will be determined without regard to the effect on such Management

Objectives of any acquisition or disposition by the Company of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity.
     The Management Objectives applicable to any Award to a Participant who is a Covered Employee for the fiscal year will be limited to specified levels of, growth in, or performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items unless the Committee specifically includes any such extraordinary or nonrecurring item at the time such Award is granted):
(i)	profitability measures;

(ii)	cash flow measures;

(iii)	proven reserves;

(iv)	production growth rate;

(v)	revenue measures;

(vi)	business unit performance;

(vii)	leverage measures;

(viii)	stockholder return;

(ix)	expense management;

(x)	asset and liability measures;

(xi)	individual performance;

(xii)	supply chain efficiency;

(xiii)	productivity measures;

(xiv)	return measures; and

(xv)	product development and/or performance.

     If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company (other than an acquisition or disposition described in the first paragraph of this Section 3(p)), or the manner in which the Company conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable.
     (q) Market Value per Share means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) on the principal national securities exchange or in the principal market on or in which the Common Stock is traded.
     (r) Option Price means the purchase price per share payable on exercise of a Stock Option.

     (s) Participant means a (i) person who is selected by the Committee to receive an Award under the Plan and who at that time is an executive officer or other employee of or a consultant to the Company or any Subsidiary or (ii) an Eligible Director.
     (t) Performance Period means, with respect to an Award, a period of time within which the Management Objectives relating to such Award are to be measured. The Performance Period for a Senior Executive Plan Bonus will be the fiscal year of the Company, and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.
     (u) Performance Share means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 10.
     (v) Performance Unit means a unit equivalent to $1.00 (or such other value as the Committee determines) granted pursuant to Section 10.
     (w) Restricted Stock Units means an Award pursuant to Section 9 of the right to receive shares of Common Stock at the end of a specified Deferral Period.
     (x) Restricted Shares means shares of Common Stock granted or sold pursuant to Section 8 or Section 12 as to which neither the ownership restrictions nor the restrictions on transfer have expired.
     (y) Rule 16b-3 means Rule 16b-3 under Section 16 of the Exchange Act as amended (or any successor rule to the same effect), as in effect from time to time.
     (z) Senior Executive Plan Bonus means an Award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 11.
     (aa) Spread means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the Stock Option granted in tandem with the Appreciation Right or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, in either case multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.
     (bb) Stock Option means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 6 or Section 12.
     (cc) Subsidiary means (i) any corporation of which at least 50% of the combined voting power of the then outstanding shares of Voting Stock is owned directly or indirectly by the Company, (ii) any partnership of which at least 50% of the profits interest or capital interest is owned directly or indirectly by the Company and (iii) any other entity of which at least 50% of the total equity interest is owned directly or indirectly by the Company.
     (dd) Voting Stock means the securities entitled to vote generally in the election of directors or persons who serve similar functions.
        4. Shares Available Under Plan. The aggregate number of shares of Common Stock that may be (i) subject to an Award of Appreciation Rights or Stock Options (ii) issued or transferred as Restricted Shares and released from all restrictions or in payment of Performance Shares, Performance Units, Restricted Stock Units or Senior Executive Plan Bonuses will not exceed in the aggregate 7 million shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. The number of shares of Common Stock available under this Section 4 will be subject to adjustment as provided in Section 14 and will be further adjusted to include shares that relate to Awards that (i) expire or are forfeited, (ii) are withheld by, or tendered to, the Company in payment of the Option Price with respect to a Stock Option or in satisfaction of the taxes required to be withheld in connection with any Award granted under the Plan or (iii) are subject to an Appreciation Right that are not transferred to a Participant upon exercise of the Appreciation Right.
          5. Limitations on Awards. Awards under the Plan will be subject to the following limitations:
     (a) No more than 7 million shares of Common Stock, subject to adjustment as provided in Section 4, may be subject to an Award of Stock Options that are intended to qualify as incentive stock options under Section 422 of the Code.
     (b) The maximum number of shares of Common Stock that may be subject to all Awards granted to a Participant during any calendar year will not exceed 700,000 shares. The limitations set forth in this Section 5(b) will apply without regard to whether an Award is settled in cash or in shares of Common Stock.
     (c) The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award of Performance Units will not exceed $5 million.
     (d) The payment of a Senior Executive Plan Bonus to any Participant will not exceed $5 million.
          6. Stock Options. The Committee may from time to time authorize grants of options to any Participant to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with this Section 6. Each Participant who is an employee of the Company or any Subsidiary will be eligible to receive a grant of Stock Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code. Each grant of Stock Options may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (a) Each grant will specify the number of shares of Common Stock to which it relates.
     (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.
     (c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Participant and having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock.
     (d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.
     (e) Successive grants may be made to the same Participant whether or not any Stock Options or other Awards previously granted to such Participant remain unexercised or outstanding.
     (f) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Stock Options or installments thereof will become exercisable.
     (g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Stock Options.

     (h) Any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event.
     (i) Stock Options may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.
     (j) On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.
     (k) No Stock Option will be exercisable more than ten years from the Date of Grant, unless the Evidence of Award provides for an extended exercise period in the event of death, disability or retirement.
     (l) The Committee will have the right to substitute Appreciation Rights for outstanding Options granted to one or more Participants, provided the terms and the economic benefit of the substituted Appreciation Rights are at least equivalent to the terms and economic benefit of such Options, as determined by the Committee in its discretion.
     (m) Any grant may provide for the effect on the Stock Options or any shares of Common Stock issued, or other payment made, with respect to the Stock Options of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.
     (n) Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
          7. Appreciation Rights. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Section 7. Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An Appreciation Right will be a right of the Participant to receive from the Company upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (a) Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of shares of Common Stock in respect of which it is made.
     (b) Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.
     (c) Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Market Value per Share equal to the Spread (or the designated percentage of the Spread) or (iii) in a combination thereof, as determined by the Committee in its discretion.
     (d) Any grant may specify that the amount payable to the Participant on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant.

     (e) Successive grants may be made to the same Participant whether or not any Appreciation Rights or other Awards previously granted to such Participant remain unexercised or outstanding.
     (f) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Rights may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Options are also exercisable.
     (g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Appreciation Rights.
     (h) Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other similar transaction or event.
     (i) On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.
     (j) No Appreciation Right will be exercisable more than ten years from the Date of Grant.
     (k) Any grant may provide for the effect on the Appreciation Rights or any shares of Common Stock issued, or other payment made, with respect to the Appreciation Rights of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.
     (l) Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
          8. Restricted Shares. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Shares upon such terms and conditions as it may determine in accordance with this Section 8. Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions set forth in this Section 8. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (a) Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.
     (b) Each grant or sale may limit the Participant’s dividend rights during the period in which the shares of Restricted Shares are subject to any such restrictions.
     (c) Each grant or sale will provide that the Restricted Shares will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including without limitation a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service under such section.
     (d) Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the restrictions applicable to the shares.
     (e) Any grant or sale may provide for the early termination of any such restrictions in the event of a Change in Control or other similar transaction or event.

     (f) Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include without limitation rights of repurchase or first refusal in favor of the Company or provisions subjecting the Restricted Shares to continuing restrictions in the hands of any transferee).
     (g) Any grant or sale may provide for the effect on the Restricted Shares or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Shares of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.
     (h) Each grant or sale will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
     9. Restricted Stock Units. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock Units upon such terms and conditions as it may determine in accordance with this Section 9. Each grant or sale will constitute the agreement by the Company to issue or transfer shares of Common Stock to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (a) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.
     (b) Each grant or sale will provide that the Restricted Stock Units will be subject to a Deferral Period, which will be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control or other similar transaction or event.
     (c) During the Deferral Period, the Participant will not have any right to transfer any rights under the Restricted Stock Units, will not have any rights of ownership in the Restricted Stock Units and will not have any right to vote the Restricted Stock Units, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or Common Stock on a current, deferred or contingent basis.
     (d) Any grant or sale may provide for the effect on the Restricted Stock Units or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Stock Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.
     (e) Each grant or sale will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
     10. Performance Shares and Performance Units. The Committee may also from time to time authorize grants to any Participant of Performance Shares and Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with this Section 10. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

     (a) Each grant will specify the number of Performance Shares or Performance Units to which it relates.
     (b) The Performance Period with respect to each Performance Share and Performance Unit will be determined by the Committee at the time of grant.
     (c) Each grant will specify the Management Objectives that, if achieved, will result in the payment of the Performance Shares or Performance Units.
     (d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Shares or Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.
     (e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect to the Performance Units may not exceed maximums specified by the Committee on the Date of Grant.
     (f) On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents on Performance Shares in cash or Common Stock on a current, deferred or contingent basis.
     (g) Any grant may provide for the effect on the Performance Shares or Performance Units or any shares of Common Stock issued, or other payment made, with respect to the Performance Shares or Performance Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.
     (h) Each grant will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the payment of the Performance Shares or Performance Units in the event of a Change in Control or other similar transaction or event and provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
     11. Senior Executive Plan Bonuses. The Committee may from time to time authorize the payment of annual incentive compensation to a Participant who is a Covered Employee, which incentive compensation will become payable upon achievement of specified Management Objectives. Subject to Section 5(d), Senior Executive Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     (a) No later than 90 days after the first day of the Company’s fiscal year, the Committee will specify the Management Objectives that, if achieved, will result in the payment of a Senior Executive Plan Bonus for such year.
     (b) Following the close of the Company’s fiscal year, the Committee will certify in writing whether the specified Management Objectives have been achieved. Approved minutes of a meeting of the Committee at which such certification is made will be treated as written certification for this purpose. The Committee will also specify the time and manner of payment of a Senior Executive Plan Bonus which becomes payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Senior Executive Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

     (c) If a Change in Control occurs during a Performance Period, the Senior Executive Plan Bonus payable to each Participant for the Performance Period will be determined at the highest level of achievement of the Management Objectives, without regard to actual performance and without proration for less than a full Performance Period. The Senior Executive Plan Bonus will be paid at such time following the Change in Control as the Committee determines in its discretion, but in no event later than 30 days after the date of an event which results in a Change in Control.
     (d) Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment by reason of retirement, death, disability or otherwise.
          12. Awards to Eligible Directors.
     (a) Each individual who first becomes an Eligible Director after the effective date of the Plan on a date other than the first business day of a calendar year will be granted a number of Restricted Shares as of the date such individual becomes an Eligible Director equal to $60,000 (if the individual becomes an Eligible Director prior to July 1 of any year) or $30,000 (if the individual becomes an Eligible Director on or after July 1 of any year) divided by the Market Value per Share as of the date the individual first becomes an Eligible Director. For purposes of this Section 12(a), an Eligible Director who ceases to be a member of the Board and thereafter becomes an Eligible Director again will be deemed to first become an Eligible Director on the date that such individual again becomes an Eligible Director.
     (b) On the first business day of each calendar year beginning during the term of the Plan and after the effective date of the Plan, each individual who is an Eligible Director will be granted as of such first business day (i) a number of Restricted Shares equal to $60,000 divided by the Market Value per Share as of that date, and (ii) either a number of Restricted Shares equal to $60,000 divided by the Market Value per Share as of such first business day, or a Stock Option to purchase a number of shares of Common Stock equal to $60,000 divided by the Fair Value (as hereinafter defined) as of such first business day, provided that, in either case, the Eligible Director has elected in writing on or prior to the last day of the preceding calendar year to receive the Restricted Shares or the Stock Option described in this Section 12(b) in lieu of an equivalent amount of cash compensation from the Company.
     (c) For purposes of this Section 12, “Fair Value” means either the Black Scholes Value (described below) or the value of a Stock Option to purchase one share of Common Stock calculated using such other valuation methodology as may at the time of grant be used by the Company to value Stock Options for financial reporting purposes, in each case calculated as of the date of grant of the Stock Option. For this purpose, “Black Scholes Value” means the value of a Stock Option to purchase one share of Common Stock calculated using the Black Scholes option value model. Unless otherwise provided by the Board prior to the applicable date of grant, the Black Scholes option valuation for a Stock Option to be granted on any date will be based on the following assumptions:
     (i) the then current price of a share of Common Stock is equal to the Market Value per Share of Common Stock as of the date of grant of the Stock Option;
     (ii) the per share Option Price is equal to the Market Value per Share of Common Stock as of the date of grant of the Stock Option;
     (iii) the time until expiration of the Stock Option is equal to the actual time until expiration of the Stock Option (determined without regard to the provisions of Sections 12(e)(vii) and 12(e)(viii));
     (iv) the risk-free interest rate is the asked yield rate, as of the business day preceding the date of grant of the Stock Option and as reported in the Wall Street Journal, for the U.S.

Treasury Note or Bond having a maturity date that is closest to the date that is five years after the date of grant of the Stock Option;
     (v) the volatility of the price of the Common Stock is calculated based on the closing price of a share of Common Stock on the last trading day of each month for each of the 60 months preceding the month in which the date of grant of the Stock Option occurs; and
     (vi) the dividend yield on the Common Stock equals the rate determined by dividing the product of four and the most recent quarterly dividend on the Common Stock as of the date of grant of the Stock Option by the Market Value per Share of Common Stock as of the date of grant of the Stock Option.
     (d) Each grant of Restricted Shares to an Eligible Director may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
     (i) At the time of grant of Restricted Shares to an Eligible Director, either (A) a stock certificate evidencing the shares of Common Stock granted will be registered in the Eligible Director’s name to be held by the Company for his or her account or (B) an appropriate entry evidencing the Eligible Director’s ownership of the shares of Common Stock granted will be made in the stock ownership records or other books and records maintained by or on behalf of the Company. The Eligible Director will have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Restricted Shares, including the right to vote such Restricted Shares and, unless the Board will determine otherwise, the right to receive dividends thereon, subject to the following: (1) subject to Section 12(d)(iii), the Eligible Director will not be entitled to delivery of any stock certificate evidencing such Restricted Shares until the expiration of the restriction period described in Section 12(d)(ii); (2) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restriction period; and (3) all of the Restricted Shares will be forfeited and all rights of the Eligible Director to the Restricted Shares will terminate without further obligation on the part of the Company unless the Eligible Director remains as a member of the Board for the entire restriction period, except as provided by Section 12(d)(iii). Any shares of Common Stock or other securities or property received as a result of a transaction described in Section 14 will be subject to the same restrictions as such Restricted Shares.
     (ii) Each grant of Restricted Shares will become nonforfeitable and the restrictions described in Section 12(d)(i) will expire as to the total number of shares subject thereto on the first anniversary of the date of grant of Restricted Shares; provided, in each case, that the Eligible Director who received the Restricted Shares has remained a member of the Board through such first anniversary.
     (iii) Upon an Eligible Director’s ceasing to be a member of the Board prior to the end of a restriction period for any reason, the Eligible Director will immediately forfeit all Restricted Shares then subject to the restrictions of Section 12(d)(i), unless the Board, in its discretion, allows the Eligible Director to retain any or all of the Restricted Shares then subject to such restrictions, in which case the restriction period applicable to the retained shares will immediately expire and all restrictions applicable to the retained shares will immediately lapse.
     (iv) At the end of the restriction period, or at such earlier time as provided for in Section 12(d)(iii) or as the Board, in its sole discretion, may otherwise determine, all restrictions applicable to the Restricted Shares will lapse and, if the Restricted Shares are evidenced by a stock certificate, a stock certificate evidencing a number of shares of Common Stock equal to the number of Restricted Shares, free of all restrictions, will be delivered to the Eligible Director.

     (e) Each grant of Stock Options to an Eligible Director may utilize any or all of the authorizations, and will be subject to all the requirements, contained in the following provisions:
     (i) Each grant will specify the Option Price, which will equal 100% of the Market Value per Share on the Date of Grant.
     (ii) Each Stock Option will be exercisable only to the extent that it is vested. Except as may otherwise be provided in the agreement evidencing the Stock Option or as determined by the Board, each Stock Option will vest as to 1/12 of the total number of shares of Common Stock subject thereto (rounded up to the nearest whole share) on the last day of the first full calendar month following the date of grant of the Stock Option, as to 1/12 of the total number of shares subject thereto (rounded up to the nearest whole share) on the last day of each of the 10 succeeding calendar months, and as to the balance of the shares of Common Stock subject thereto on the last day of the calendar month preceding the one-year anniversary of the date of grant of the Stock Option; provided, in each case, that the Eligible Director who received the Stock Option has remained a member of the Board through the respective vesting date.
     (iii) No Stock Option will be exercisable more than ten years from the Date of Grant.
     (iv) Each Stock Option granted to an Eligible Director will be a nonqualified stock option and will not be an “incentive stock option” within the meaning of Section 422 of the Code.
     (v) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Eligible Director and having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Eligible Director having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. An Eligible Director will have none of the rights of a stockholder with respect to a Stock Option until the shares of Common Stock are issued to him or her following exercise of the Stock Option..
     (vi) During an Eligible Director’s lifetime, the Stock Option may be exercised only by the Eligible Director. Stock Options will not be transferable, except for exercise by the Eligible Director’s legal representatives or heirs; provided, however, that an Eligible Director may, with prior approval from the Board (or its designee), transfer an exercisable Stock Option to (A) a member or members of the Eligible Director’s immediate family, (B) a trust, the beneficiaries of which consist exclusively of members of the Eligible Director’s immediate family, (C) a partnership, the partners of which consist exclusively of members of the Eligible Director’s immediate family, or (D) any similar entity created for the exclusive benefit of members of the Eligible Director’s immediate family. The Board or its designee must approve the form of any transfer of a Stock Option to or for the benefit of any immediate family member or members before such transfer will be recognized as valid hereunder. For purposes of the preceding sentence, any remote, contingent interest of persons other than a member of the Eligible Director’s immediate family will be disregarded. For purposes of this Section 12(e)(vi), immediate family means an Eligible Director’s spouse, children and grandchildren, including step and adopted children and grandchildren.
     (vii) Upon an Eligible Director’s ceasing to be a member of the Board for any reason other than death, each Stock Option of such Eligible Director will be exercisable only as to those shares of Common Stock which were then subject to the exercise of such Stock Option. The Stock Option will expire: (A) unless exercised, five years after the Eligible Director’s retirement from the Board if the Eligible Director retires at or after age 55 with at least five years of service on the Board; (B) unless exercised, five years after the date the Eligible Director’s service on the

Board is terminated due to the Eligible Director’s total and permanent disability; (C) upon the Eligible Director’s service on the Board being terminated for cause pursuant to Section 141(k) of the Delaware General Corporation Law (or any successor provision); or (D) unless exercised, three months after the date of such termination. In no event, however, will any Stock Option be exercisable pursuant to this Section 12(e)(vii) after the tenth anniversary of the Date of Grant or after any earlier termination in accordance with the terms of the agreement evidencing the Stock Option.
     (viii) Upon the death of an Eligible Director during his or her term of service on the Board, a Stock Option will be exercisable only as to those shares of Common Stock which were subject to the exercise of the Stock Option at the time of his or her death. The Stock Option will expire, unless exercised by the Eligible Director’s legal representatives or heirs, five years after the date of death. In no event, however, will any Stock Option be exercisable pursuant to this Section 12(e)(viii) after the tenth anniversary of the Date of Grant or after any earlier termination in accordance with the terms of the agreement evidencing the Stock Option.
     (ix) Except as otherwise determined by the Board, the vesting schedule applicable to a Stock Option requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Stock Option. Service for only a portion of a vesting period, even if substantial, will not entitle the Eligible Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as a Board member as provided in Section 12(e)(vii) or 12(e)(viii).
          13. Transferability. Except as provided in Section 12(e)(vi), no Award may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, that a Participant who is an officer of the Company may, with the prior approval of the Committee, transfer a Stock Option that is not intended to be an “incentive stock option” (within the meaning of Section 422 of the Code) to family members of the Participant, including to trusts in which family members of the Participant own more than 50% of the beneficial interests, to foundations in which family members of the Participant or the Participant controls the management of assets and to other entities in which more than 50% of the voting interests are owned by family members of the Participant or the Participant. No Stock Option or Appreciation Right granted to a Participant will be exercisable during the Participant’s lifetime by any person other than the Participant or the Participant’s guardian or legal representative or any permitted transferee.
          14. Adjustments.
     (a) The Committee may make or provide for such adjustments in (i) the maximum number of shares of Common Stock specified in Sections 4 and 5, (ii) the number of shares of Common Stock covered by outstanding Stock Options, Appreciation Rights, Performance Shares and Restricted Stock Units granted under the Plan, (iii) the Option Price or Grant Price applicable to any Stock Options and Appreciation Rights, and (iv) the kind of shares covered by any such Awards (including shares of another issuer), as the Committee in its discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, or (y) any merger, consolidation, separation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the Evidence of Award under the Plan that the holder of the Award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award.

     (b) The Committee may accelerate the payment of, or vesting with respect to, any Award under the Plan upon the occurrence of a transaction or event described in this Section 14; provided, however, that in the case of any Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Committee will not accelerate the payment of the Award unless it determines in good faith that such transaction or event satisfies the requirements of a change in control event under guidance issued by the Secretary of the Treasury under Section 409A.
          15. Fractional Shares. The Company will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
          16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the Participant or such other person in payment of the Participant’s Award. However, without the consent of the Committee, shares of Common Stock will not be withheld in excess of the minimum number of shares required to satisfy the Company’s withholding obligation.
          17. Administration of the Plan.
     (a) Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee, which at all times will consist of three or more Directors appointed by the Board, all of whom are intended (i) to meet all applicable independence requirements of the New York Stock Exchange or the principal national securities exchange or principal market on or in which the Common Stock is traded and (ii) to qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time; provided, however, that the failure of a member of the Committee to so qualify will not invalidate any Award granted under the Plan. Notwithstanding the foregoing, the provisions of Section 12 will be administered by the Board. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.
     (b) The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.
     (c) The Committee may delegate its authority under the Plan to one or more executive officers of the Company; provided, however, that no delegation may be made of authority to take an action which is required by Rule 16b-3 to be taken by “non-employee directors” in order that the Plan and transactions thereunder meet the requirements of such Rule.
     (d) It is the Company’s intention that any Award granted under the Plan that constitutes a deferral of compensation within the meaning of Section 409A of the Code and the guidance issued by the Secretary of the Treasury under Section 409A satisfy the requirements of Section 409A. In granting such an Award, the Committee will use its best efforts to exercise its authority under the Plan with respect to the terms of such Award in a manner that the Committee determines in good faith will cause the Award to comply with Section 409A and thereby avoid the imposition of penalty taxes and interest upon the Participant receiving the Award.
     (e) With respect to the administration of the provisions of Section 12 or if the administration of the Plan is assumed by the Board pursuant to Section 17(a), the Board will have the same authority, power, duties, responsibilities and discretion given to the Committee under the terms of the Plan.
          18. Amendments and Other Matters.
     (a) The Plan may be amended from time to time by the Board or, with respect to those provisions of the Plan other than Section 12, the Committee; provided, however, that the Plan may not be amended without further approval by the stockholders of the Company if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or the principal national securities exchange on which the Common Stock is traded), Rule 16b-3 or Section 162(m) of the Code.
     (b) Neither the Committee nor the Board will authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of the stockholders of the Company. Furthermore, no Stock Option will be cancelled and replaced with Stock Options having a lower Option Price without further approval of the stockholders of the Company. The provisions of this Section 18(b) are intended to prohibit the repricing of “underwater” Stock Options and will not be construed to prohibit the adjustments provided for in Section 14.
     (c) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.
     (d) The Company will not be required to issue shares of Common Stock under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company, in its sole discretion, determines to be necessary or advisable, (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body which the Company, in its sole discretion, determines to be necessary or advisable.
     (e) The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
     (f) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.
     (g) A leave of absence of definite length approved by the Committee will not be deemed a termination of employment for purposes of the Plan (except with respect to a Stock Option intended to be an incentive stock option within the meaning of Section 422 of the Code), but the period of such leave of absence will not be counted toward satisfaction of any vesting period; any other leave of absence will be deemed a termination of employment for purposes of the Plan.
          19. Governing Law. The Plan, all Awards and all actions taken under the Plan and the Awards will be governed in all respects in accordance with the laws of the State of Delaware, including without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of such State.

PROXY
QUICKSILVER RESOURCES INC.
777 West Rosedale Street
Fort Worth, Texas 76104
     This proxy is solicited by the Board of Directors of Quicksilver Resources Inc. for the annual meeting of stockholders to be held on May 23, 2006.
     The undersigned hereby appoints Philip W. Cook and John C. Cirone and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to vote all shares of Quicksilver Resources Inc. common stock which the undersigned may be entitled to vote at the annual meeting of stockholders to be held at 9:00 a.m. Central Daylight Time on Tuesday, May 23, 2006 at the Fort Worth Club, 306 West 7th Street, Fort Worth, Texas 76102, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the annual meeting.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted “For” the nominees listed herein and each of the other proposals listed herein and in accordance with the discretion of the person voting the proxy with respect to any other business properly brought before the annual meeting.

Please mark your votes as indicated in this example: ☑
PROPOSAL 1: ELECTION OF DIRECTORS

Nominees:	☐	FOR all nominees (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees
Glenn Darden
James A. Hughes
W. Yandell Rogers, III
     INSTRUCTION: To withhold authority to vote for any individual nominee, strike through the nominee’s name above.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS QUICKSILVER’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006
          ☐ FOR      ☐ AGAINST      ☐ ABSTAIN
PROPOSAL 3: APPROVAL OF QUICKSILVER’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
          ☐ FOR       ☐ AGAINST       ☐ ABSTAIN
PROPOSAL 4: APPROVAL OF QUICKSILVER’S 2006 EQUITY PLAN
          ☐ FOR       ☐ AGAINST       ☐ ABSTAIN
     Please check the following box if you plan to attend the annual meeting in person. ☐
     All shares will be voted as directed herein and, unless otherwise directed, will be voted “For” proposal 1, “For” proposal 2, “For” proposal 3 and “For” proposal 4 and in accordance with the discretion of the person voting the proxy with respect to any other business properly brought before the annual meeting. You may revoke this proxy at any time prior to the time this proxy is voted.
Dated:                                         , 2006

Signature

Signature
     Please sign exactly as your name or names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. In the case of a corporation, partnership or other entity, the full name of the organization should be used and the signature should be that of a duly authorized officer or person.
     Please vote, sign, date and promptly return this proxy card in the enclosed pre-addressed, postage-paid envelope.

INSTRUCTION CARD
QUICKSILVER RESOURCES INC.
777 West Rosedale Street
Fort Worth, Texas 76104
CONFIDENTIAL VOTING INSTRUCTIONS
TO THE TRUSTEE OF THE QUICKSILVER RESOURCES INC. 401(k) PLAN
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2006.
     The undersigned hereby instructs Reliance Trust Company, the trustee of the Quicksilver Resources Inc. 401(k) Plan, to vote in person or by proxy all shares of Quicksilver Resources Inc. common stock credited to my account which are entitled to vote under the 401(k) Plan at the annual meeting of stockholders to be held at 9:00 a.m. Central Daylight Time on Tuesday, May 23, 2006 at the Fort Worth Club, 306 West 7th Street, Fort Worth, Texas 76102, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the annual meeting.
     This instruction card, when properly executed, will be voted in the manner directed herein by the undersigned. If no instruction is given, this proxy will be voted “For” the nominees listed herein and each of the other proposals listed herein and in accordance with the discretion of the Administrative and Investment Committee under the 401(k) Plan with respect to any other business properly brought before the annual meeting.

Please mark your instruction as indicated in this example:☑
PROPOSAL 1: ELECTION OF DIRECTORS

Nominees:	☐	FOR all nominees (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees
Glenn Darden
James A. Hughes
W. Yandell Rogers, III
     INSTRUCTION: To withhold authority to vote for any individual nominee, strike through the nominee’s name above.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS QUICKSILVER’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006
          ☐ FOR       ☐ AGAINST      ☐ ABSTAIN
PROPOSAL 3: APPROVAL OF QUICKSILVER’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
          ☐ FOR       ☐ AGAINST      ☐ ABSTAIN
PROPOSAL 4: APPROVAL OF QUICKSILVER’S 2006 EQUITY PLAN
          ☐ FOR      ☐ AGAINST      ☐ ABSTAIN
     All shares will be voted as instructed herein and, unless otherwise instructed, will be voted “For” proposal 1, “For” proposal 2, “For” proposal 3 and “For” proposal 4 and in accordance with the discretion of the Administrative and Investment Committee with respect to any other business properly brought before the annual meeting. You may revoke this instruction card at any time prior to the shares being voted.
Dated:                                         , 2006

Signature

Signature
     Please sign exactly as your name or names appear hereon. Please vote, sign, date and promptly return this instruction card in the enclosed pre-addressed, postage-paid envelope.